UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 193
4

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☐	Soliciting Material Pursuant to §240.14a-12
Clear Channel Outdoor Holdings, Inc.
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2023 Proxy Statement

A LETTER FROM OUR CEO AND INDEPENDENT CHAIR OF OUR BOARD

Dear Fellow Stockholders:

On behalf of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor”), it is our pleasure to invite you to our annual meeting of stockholders (the “Annual Meeting”).

2022 was our first year together as a leadership team, and we continued to build on our strong foundation as a business. While 2022 brought its own share of challenges, including significant impacts from movements in foreign exchange rates, it was also a year of strong performance and progress on our strategic plan. Healthy demand from advertisers helped us continue to rebound from the COVID-19 pandemic, with strong results led by our digital assets in the Americas and Europe. As we look to the future, we are focused on executing our digital transformation and our efforts to innovate and modernize how we do business. We are working to expand our digital footprint and give our customers the kind of experience they expect from digital media, which we believe will help us grow now and in the future.

Even as we look ahead, we will keep a close eye on business and macroeconomic trends to ensure we are appropriately positioning our business today. Our response to the pandemic demonstrated our ability to manage costs and ensure we have ample liquidity on our balance sheet, and we will continue to leverage these skills as economic conditions require. With the support of our Board of Directors and talented team of employees, we remain focused on pursuing our ongoing priorities of revenue expansion, strengthening our balance sheet, free cash flow generation and investments in profitable growth.

Thank you for your continued support and confidence in Clear Channel Outdoor. We hope you will join us for our Annual Meeting webcast on May 3, 2023.

Sincerely,

Scott R. Wells	W. Benjamin Moreland
Chief Executive Officer and Director	Chair of the Board of Directors

NOTICE OF

2023

ANNUAL

MEETING OF

STOCKHOLDERS

AND

PROXY

STATEMENT

Wednesday, May 3, 2023

9 a.m. Eastern Time

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

As a stockholder of Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor”), you are hereby given notice that the Annual Meeting of stockholders of Clear Channel Outdoor will be held by means of a live webcast, at meetnow.global/MTUQGHX, on May 3, 2023 at 9 a.m. Eastern Time for the following purposes:

1.	to elect nine nominees to serve as directors for a one-year term;

2.	to approve an advisory resolution on executive compensation;

3.	to approve an advisory vote on the frequency of future advisory votes on executive compensation;

4.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Clear Channel Outdoor for the year ending December 31, 2023; and

5.	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 7, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

If you plan to attend the Annual Meeting, please follow the voting and registration instructions set forth in the accompanying proxy statement (the “Proxy Statement”).

Your attention is directed to the accompanying Proxy Statement. In addition, although mere participation in the Annual Meeting will not revoke your proxy, if you participate in the Annual Meeting webcast, you may revoke your proxy and vote during the meeting. To ensure that your shares are represented at the Annual Meeting, please submit your vote by Internet, telephone or mail, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors:

Lynn A. Feldman

Executive Vice President, Chief Legal Officer & Corporate Secretary

San Antonio, Texas

March 16, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 3, 2023

The Proxy Statement and Annual Report are available at:
www.envisionreports.com/cco

Notice and Proxy Statement 2023

Notice and Proxy Statement 2023

Proxy Statement Summary

This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

2023 Annual Meeting Information

Date and Time: Wednesday, May 3, 2023 at 9 a.m. Eastern Time	Location: meetnow.global/MTUQGHX	Record Date: March 7, 2023	Proxy Mail Date: On or about March 22, 2023

HOW TO VOTE

By Internet: Visit the website listed on your proxy card	By Phone: Call the telephone number on your proxy card	By Mail: Sign, date and return your proxy card in the enclosed envelope	During the Annual Meeting: Participate in the Annual Meeting webcast

Voting:	Each share of Clear Channel Outdoor common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	Admission to the Annual Meeting is limited to stockholders as of March 7, 2023 (the “Record Date”). If you plan to attend the Annual Meeting, please follow the registration instructions set forth in this Proxy Statement.

ANNUAL MEETING AGENDA AND VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation	Page Reference (for more details)
Proposal 1	Election of Directors	FOR	20
Proposal 2	Advisory Resolution on Executive Compensation	FOR	74
Proposal 3	Advisory Vote on the Future of Advisory Votes on Executive Compensation	ONE YEAR	75
Proposal 4	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2023	FOR	76

In this Proxy Statement, “we”, “our”, “us”, “CCOH”, “Clear Channel Outdoor” and the “Company” refer to Clear Channel Outdoor Holdings, Inc., and the “Annual Meeting” refers to the 2023 Annual Meeting of Stockholders. We will begin mailing this Proxy Statement and form of proxy card to stockholders on or about March 22, 2023.

2022 Business Highlights

Over **1,600** Digital Billboards part of over **4,700** Digital Displays in the U.S.

Over **19,000** Digital Displays in Europe

Deployed 109 Digital Billboards in the U.S. in 2022

TOTAL DIGITAL DISPLAY REVENUE ACCOUNTS FOR **39%** OF AMERICAS REVENUE

DIGITAL COVERAGE IN ALL TOP 20 DMAs

Deployed 2,299 Digital Displays in Europe in 2022

ACCOUNTS FOR **40%** OF EUROPE REVENUE

DELIVERED **STRONG RESULTS**

- Delivered strong operating and financial results in 2022, benefitting from healthy demand from advertisers, particularly for our digital assets.

- Announced a definitive agreement to sell our business in Switzerland, exiting a standalone and lower-priority market at an attractive valuation.

- Expanded segment reporting included in our financial reports from two segments to four segments to reflect changes in the way the Company is managed and the way resources are allocated.

CONTINUED EXECUTION OF OUR **STRATEGIC INITIATIVES**

- Elevated our ability to provide our clients with the kind of experience they expect from digital media, combined with the mass reach of out-of-home, through our expanded digital footprint, data analytics and programmatic capabilities.

- Continued to automate processes across the campaign lifecycle to make our solutions easier to buy, faster to launch and to increase transparency around each stage of campaign implementation.

BUSINESS REMAINS HEALTHY

- Executing our plan to drive revenue growth in 2023 and beyond, while keeping a close eye on trends across our markets.

- Excited about the future as we leverage the investments we are making in our platform to maximize the power of out-of-home and serve advertisers in new and innovative ways.

- Focused on improving the Company's capital structure and optimizing our portfolio in order to grow cash flow, improve our leverage ratio and reduce debt over time.

ii Notice and Proxy Statement 2023

DIRECTOR NOMINEES

Below is information about each of our director nominees, as of March 7, 2023:

Name	Age	Most Recent Experience(s)	Independent Director	Committee Memberships

John Dionne	59	Senior Advisor at Blackstone Group, L.P.	✓	AC, NCGC

Lisa Hammitt	60	Former Executive Vice President, Artificial Intelligence and Chief Technology Officer at Davidson Technologies	✓	CC, NCGC

Andrew Hobson	61	Partner and Chief Financial Officer at Innovatus Capital Partners, LLC	✓	AC

Thomas C. King	62	Operating Partner at Atlas Merchant Capital	✓	CC

Joe Marchese	41	Co-Founder and Executive Chairman of Human Ventures	✓	CC, NCGC

W. Benjamin Moreland «	59	Private investor and retired Chief Executive Officer at Crown Castel International Corp.	✓	None

Mary Teresa Rainey	67	Founder of Rainey, Kelly Campbell Roalfe/48R	✓	AC, NCGC

Scott R. Wells	54	Chief Executive Officer at Clear Channel Outdoor		None

Jinhy Yoon	50	Executive Vice President, Credit Research at PIMCO		None

« = Chair of the Board

AC = Audit Committee

CC = Compensation Committee

NCGC = Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE HIGHLIGHTS

The Board of Directors (the “Board”) of Clear Channel Outdoor believes that good governance is key to achieving long-term stockholder value and that the Company’s long-term success requires the Company’s commitment to a robust framework of guidelines and practices that serve the best interests of the Company and all of our stockholders. Below are some key highlights of our corporate governance framework:

Board Practices

✓  7 out of 9 of our directors are independent.

✓  The Board is led by an independent, non-executive Chair.

✓  All of our directors are elected annually.

✓  All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined by the NYSE listing standards and applicable SEC rules.

✓  Each Board committee operates under a written charter that has been approved by the Board and is reviewed and, if necessary, amended annually.

✓  The Board conducts periodic executive sessions, where non-executive and independent directors meet without management.

✓  The Nominating and Corporate Governance Committee oversees an annual self-evaluation process for the Board and each standing committee of the Board and is responsible for proposing any modification or alterations to Board or committee practices or procedures.

Compensation Practices

✓  Robust annual risk assessment of executive compensation programs, policies and practices.

✓  Comprehensive cash and equity claw-back policy for senior executives.

✓  Significant stock ownership requirements for senior executives and directors.

Stockholder Matters

✓  Robust stockholder engagement.

✓  Annual Say-on-Pay voting.

Other Governance Practices

✓  Our Code of Business Conduct and Ethics, which applies to all Clear Channel Outdoor employees, as well as our executive officers and our directors, reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability.

✓  We have made a strong commitment to Corporate Social Responsibility and strengthening the Company’s Environmental, Social and Governance (“ESG”) program. For more details, please see “Corporate Social Responsibility and Environmental, Social and Governance Initiatives“ in this Proxy Statement and our 2022 ESG Report, which is available on our website at www.investor.clearchannel.com.

Notice and Proxy Statement 2023 iii

CORPORATE SOCIAL RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

Our Board and management team are committed to making a difference in the communities we serve. We are united across our business units by the common purpose of “creating a better world through our people-powered platform”. Together, we strive to improve the communities in which we operate through innovation, dedication and good governance.

ESG is integrated across CCOH’s strategic and operational endeavors. The ultimate responsibility and oversight for the Company’s ESG initiatives lies with the Board’s Nominating and Corporate Governance Committee. In addition, the Board’s Audit Committee oversees risk, including climate-related, HR, compliance, privacy and information security risks, and the Board’s Compensation Committee oversees our human capital management initiatives. On an operational level, CCOH’s legal and compliance business functions report directly to the Board and its standing committees on ESG matters and compliance initiatives. Further, the Global Compliance Office coordinates regional ESG Programs with executive oversight, and senior leaders in divisional governance committees oversee local ESG programs across the Company.

In December 2022, Clear Channel Outdoor published its most recent ESG Report (the “2022 ESG Report”), which details how we strive to behave ethically and responsibly as a company, an employer and a business partner and how we endeavor to use our resources and products to drive meaningful change in the communities in which we operate. For more information on our ESG policies, practices, initiatives and accomplishments, please see our 2022 ESG Report, which is available at www.investor.clearchannel.com. None of our 2022 ESG Report, our websites or the information included therein is a part of, or incorporated by reference into, this Proxy Statement.

Some of our ESG highlights to date include:

Environmental	Social	Governance

•  Group-wide commitment to become Carbon Net Zero by 2050, with certain business units on track to achieve this target across direct emissions (Scope 1 and Scope 2) by 2030;

•  Measuring our carbon emissions across the Company to help track our progress against our Carbon Net Zero target;

•  Publishing our global Environmental Policy in 2022, which describes the commitments of our environmental program;

•  Conducting life cycle assessments of key products by engaging environmental consultants to evaluate the environmental impact of our products and production processes;

•  Requiring environmental contractual obligations and environmental impact assessments for certain suppliers in our supply chain; and

•  Developing and implementing an environmental strategy that includes both a company-wide Environmental Policy and environmental program

•  Continuing our efforts on diversity and inclusion (“D&I”) with regular D&I training and by establishing D&I committees across all of our regions;

•  Establishing regional and local engagement programs to increase and support diversity across CCOH, including:

(i) the Executive Diversity Advisory Council in the U.S., which is sponsored by executive management and works to advance CCOA’s D&I efforts with respect to the workforce, workplace and local communities;

(ii) Clear Channel UK’s People with Disabilities Crew, which promotes and supports disabled talent, and Culture Crew, which celebrates and highlights diverse ethical and cultural backgrounds; and

(iii) Implementing employee surveys across multiple regions and business units to gather insights on diversity and inclusion

•  Annual Board and committee self-evaluations;

•  Board led by an independent, non-executive Chair;

•  Annual election of all of CCOH’s directors;

•  Periodic executive sessions of non-management and/or independent directors;

•  Fully independent Audit, Compensation and Nominating and Corporate Governance Committees, as defined by NYSE listing standards and applicable SEC rules;

•  Service on more than three public boards or audit committees subject to notifying the Chairman of the Board prior to accepting a new public board position to ensure effectiveness and minimize potential conflict of interests;

•  Diversity of ages of directors (41-67 years old);

•  Approximately 33% of CCOH’s directors are female and

iv Notice and Proxy Statement 2023

and targets, as well as environmental initiatives tailored to specific regions by specific business units. Select examples include:

•  Up to 98% of Clear Channel Outdoor Americas’ (“CCOA”) digital billboards components are estimated as recyclable. CCOA has converted 99% of all metal halide and fluorescent fixtures in its billboards to more energy-efficient LED lighting.

•  In 2022, Clear Channel United Kingdom purchased all electricity for use in its premises and street furniture from 100% renewable sources.

•  Clear Channel Europe has agreed to contract with renewable energy providers in all new energy contracts (from 2021 onward).

•  Clear Channel Europe has introduced hybrid and electric vehicles in key fleets.

•  Clear Channel Europe has developed auto-dimming backlights to dim and turn off the backlights on displays to reduce power consumption in digital assets during quiet periods.

preferences and to help guide and prioritize our efforts;

•  Seeking to support efforts to increase social and racial justice and equality by providing free media space and charitable contributions and engaging in collaborations with charity partners;

•  Helping local and national governments and nongovernmental organizations to make public safety announcements, including in response to COVID-19 and the war in Ukraine;

•  Adopting our Supplier Code of Conduct and implementing contractual clauses used across our business, requiring key suppliers to operate at a high ethical standard;

•  Establishing policies on nondiscriminatory compensation and hiring practices that prohibit discriminatory employee reward decisions based on an employee’s intersectionality (e.g., gender, race, class, caste, sexuality, religion, disability or physical appearance);

•  Adopting a Global Human Rights Policy that details our position on human rights, with annual trainings required for all employees;

•  Working to promote the health and safety of our employees, including our field workers, by developing safety programs and systems that are regularly inspected and independently audited; and

•  Seeking to improve the mental health of our employees with mental health programs across our regions, including our Mental Health Allies program.

approximately 11% of CCOH’s directors are racially diverse;

•  Annual Say-On-Pay voting;

•  Focusing on data privacy and cybersecurity through impact assessments and cybersecurity programs and policies, auditing and annual cyber security awareness training, all overseen by our dedicated Privacy Office (including a European/UK Chief Data Protection Officer) and cybersecurity teams; and

•  Robust internal governance program for employees, executives and directors, underpinning our Code of Business Conduct and Ethics with mandatory regular training, due diligence and risk management programs tailored to each division and a global anti-corruption and sanctions program, all supported by an independent whistleblowing hotline.

Notice and Proxy Statement 2023 v

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Committee, with support from our independent compensation consultant, periodically evaluates our compensation practices to ensure that they support the objectives of our business, align with market practices and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation. Certain highlights for 2022 include:

•	We continued our practice of annual incentive plan awards tied to Company, division and individual performance goals.

•

Our long-term incentive (“LTI”) program provides for annual equity awards for our executive team members. The program varies by role and consisted of 38% restricted stock units (RSUs) and 62% performance stock units (PSUs) on average in the May 2022 grants. The RSUs are designed to promote retention, while the PSUs provide alignment to shareholders by tying payout to relative total shareholder return over a three-year period.

•

The compensation determinations for our named executive officers (NEOs) for 2022 reflect the strong overall performance of Clear Channel Outdoor and the contributions of our leaders to driving the year’s successes. Our NEOs earned payouts between 115% and 118% of their individual target opportunities as a result of strong business and individual performance.

•	In connection with his transition to Chief Executive Officer, Mr. Scott R. Wells received a base salary increase and a one-time grant of RSUs related to his senior leadership transition in early 2022.

•

The Company entered into amended and restated employment agreements with Mr. Jason A. Dilger and Ms. Lynn A. Feldman. In connection with these agreements, Mr. Dilger’s base salary was increased retroactive to October 1, 2021 and Ms. Feldman’s base salary was increased effective November 1, 2022.

vi Notice and Proxy Statement 2023

Clear Channel Outdoor Holdings, Inc.

2023 Proxy Statement

This Proxy Statement contains information related to the Annual Meeting of Clear Channel Outdoor to be held on Wednesday, May 3, 2023, beginning at 9 a.m. Eastern Time, at meetnow.global/MTUQGHX, and at any postponements or adjournments thereof. On or about March 22, 2023, we will begin to mail to our stockholders either a notice containing instructions on how to access this Proxy Statement and our annual report online or a printed copy of these proxy materials. The Company will bear the costs of preparing and mailing the proxy materials and other costs of the proxy solicitation made by the Board.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Clear Channel Outdoor is making these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these proxy materials to you by mail in connection with Clear Channel Outdoor’s Annual Meeting, which will take place on May 3, 2023. The Board is soliciting proxies to be used at the Annual Meeting. You also are invited to attend the Annual Meeting webcast and are requested to vote on the proposals described in this Proxy Statement.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PHYSICAL PROXY MATERIALS?

A:

As permitted by U.S. Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and our annual report available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement and our annual report and how to vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report via the Internet. The notice also instructs you on how you may submit your proxy via the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained in the notice.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:

•	the election of the nominees for director named in this Proxy Statement;

•	the approval of an advisory resolution on executive compensation;

•	the approval of an advisory vote on the frequency of future advisory votes on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2023.

Q:	WHICH OF MY SHARES MAY I VOTE?

A:

All shares of common stock owned by you as of the close of business on the Record Date may be voted by you. These shares include shares that are: (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee. As of the Record Date, there were 477,438,803 shares of common stock outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most stockholders of Clear Channel Outdoor hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Notice and Proxy Statement 2023 1

Stockholder of Record: If your shares are registered directly in your name with Clear Channel Outdoor’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Computershare on behalf of Clear Channel Outdoor. As the stockholder of record, you have the right to grant your voting proxy directly to Clear Channel Outdoor or to vote during the Annual Meeting.

Beneficial Owner: If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares during the Annual Meeting, unless you obtain a legal proxy from your broker, bank or other nominee giving you the right to vote the shares and register for the meeting in accordance with the instructions set forth below.

Q:	WHAT CONSTITUTES A QUORUM?

A:

The holders of a majority of the total voting power of Clear Channel Outdoor’s common stock entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Annual Meeting. Votes “withheld”, abstentions and “broker non-votes” (as described below) are counted as present for purposes of establishing a quorum.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:

Under New York Stock Exchange (“NYSE”) rules, brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters”, but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote”. If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation. Your broker will send you directions on how you can instruct your broker to vote. Broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting and will have no effect on the vote on any of the proposals at the Annual Meeting.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?

A:

We are hosting the Annual Meeting by means of a live webcast to enable attendance by a large number of stockholders and to embrace the latest technology to provide ease of access, real-time communication and cost savings for us and our stockholders. Hosting a virtual meeting makes it easier for our stockholders to participate from any location around the world and provides those of our stockholders who would otherwise not be able to attend the meeting the opportunity to do so. You will not be able to attend the meeting in person. You are entitled to participate in the Annual Meeting only if you were a stockholder of record of Clear Channel Outdoor as of the close of business on the Record Date or if you hold a legal proxy from the record holder for the Annual Meeting.

Stockholder of Record: You will be able to listen to the Annual Meeting, submit questions and vote by going to meetnow.global/MTUQGHX and logging in using your control number found on your Notice of Internet Availability of Proxy Materials or proxy card.

Beneficial Owner: If you wish to attend the Annual Meeting, you must register in advance. See “HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?” below.

We encourage you to access the meeting website prior to the start time to allow ample time for check in. The virtual Annual Meeting will begin promptly at 9 a.m. Eastern Time.

Q:	HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?

A:	Stockholder of Record: You do not need to register. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. See “HOW CAN I ATTEND THE ANNUAL MEETING?” above.

2 Notice and Proxy Statement 2023

Beneficial Owner: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Clear Channel Outdoor holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on April 28, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

COMPANY Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q:	HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

A:

If you are a stockholder as of the Record Date and have logged in using your control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question on the Q&A tab and clicking “Send”. Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. Rules of Conduct applicable to the Annual Meeting will be accessible on the virtual meeting website during the Annual Meeting. The audio broadcast of the Annual Meeting will be archived at https://edge.media-server.com/mmc/p/sgou94gj for at least one year.

Q:	WHAT IF I RUN INTO TECHNICAL ISSUES WHILE TRYING TO ACCESS THE ANNUAL MEETING?

A:

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure that they have a strong internet connection and that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

•

By Internet: If you have Internet access, you may submit your proxy by going to www.envisionreports.com/cco and following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by Internet. Internet voting is available until 11:59 p.m. Eastern Time on May 2, 2023.

•

By Telephone: If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m. Eastern Time on May 2, 2023.

•

By Mail: You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the proxy card where indicated on the proxy card and by mailing or otherwise

Notice and Proxy Statement 2023 3

returning the proxy card in the envelope that will be provided to you therewith. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

Q:	WHAT IF I RETURN MY PROXY CARD WITHOUT SPECIFYING MY VOTING CHOICES?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:	WHAT IF I WITHHOLD MY VOTE, ABSTAIN FROM VOTING OR THERE ARE BROKER NON-VOTES ON A SPECIFIC PROPOSAL?

A:	If you withhold your vote on the election of directors, it will have no effect on the outcome of the vote on the election of directors.

If you abstain from voting on the advisory vote on the frequency of future advisory votes on executive compensation, it will have no effect on the outcome of the vote on that proposal.

If you abstain from voting on (i) the approval of an advisory resolution on executive compensation or (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023, it will have the same effect as a vote “against” these proposals.

Broker non-votes will have no effect on the vote on any of the proposals at the Annual Meeting.

Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY CARD OR VOTING INSTRUCTION CARD?

A:	It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

Q:	WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF CLEAR CHANNEL OUTDOOR?

A:	The Board recommends that you vote your shares “FOR”:

•	the nominees for director named in this Proxy Statement;

•	the approval of the advisory resolution on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2023.

The Board also recommends that you vote “ONE YEAR” with respect to the advisory vote on the frequency of future advisory votes on executive compensation.

Q:	WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS AND APPROVE EACH PROPOSAL?

A:

The directors will be elected by a plurality of the votes properly cast. This means that the director nominees receiving the highest number of “FOR” votes will be elected as directors. The approval of an advisory resolution on executive compensation and the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2023 will require the affirmative vote of the holders of at least a majority of the total voting power of the voting stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the matter. With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Board will consider the frequency that receives the highest number of votes to be the frequency selected by our stockholders, regardless of whether that frequency receives a majority of the votes cast.

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Q:	WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION DUE TO UNFORESEEN CIRCUMSTANCES?

A:	If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Q:	WHERE CAN I FIND A LIST OF STOCKHOLDERS OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:

A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the Annual Meeting for those attending the Annual Meeting and, additionally, for ten days prior to the Annual Meeting, at our corporate offices at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) mailing a proxy card dated later than your last submitted proxy card, (ii) authorizing a new proxy to vote on a later date on the Internet or by telephone (it being understood that only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (iii) notifying the Corporate Secretary of Clear Channel Outdoor in writing or (iv) voting during the Annual Meeting. If your shares are held beneficially in “street name”, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:

Clear Channel Outdoor will announce preliminary voting results at the Annual Meeting and will then publish final results in a Current Report on Form 8-K, which we anticipate filing with the SEC by May 9, 2023.

Q:	MAY I ACCESS CLEAR CHANNEL OUTDOOR’S PROXY MATERIALS FROM THE INTERNET?

A:	Yes. These materials are available at www.envisionreports.com/cco.

Q:	WILL THE ANNUAL MEETING BE RECORDED?

A:	A replay of the meeting will be made available at www.envisionreports.com/cco.

Notice and Proxy Statement 2023 5

The Board of Directors and Corporate Governance

Our Board is responsible for overseeing the direction of Clear Channel Outdoor and for establishing broad corporate policies. In accordance with corporate legal principles, our Board is not involved in day-to-day operating activities of the Company. Members of the Board are kept informed of Clear Channel Outdoor’s business through discussions with the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from Board committees and by otherwise participating in Board and committee meetings.

COMPOSITION OF THE BOARD OF DIRECTORS

Our Board is currently comprised of nine directors: W. Benjamin Moreland (our Chair), Scott R. Wells (our Chief Executive Officer), John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, Mary Teresa Rainey and Jinhy Yoon. Directors elected at this Annual Meeting will be elected for a one-year term expiring at our 2024 annual meeting of stockholders.

BOARD MEETINGS

In 2022, the Board held eight meetings and also acted by written consent. All of our incumbent directors attended more than 93% of the aggregate of all meetings of the Board and the committees of the Board on which they served during 2022.

STOCKHOLDER MEETING ATTENDANCE

Clear Channel Outdoor encourages, but does not require, its directors to attend the Annual Meeting of stockholders. All of our directors attended the annual meeting of stockholders in 2022.

INDEPENDENCE OF DIRECTORS

Our Board currently consists of nine directors, one of whom currently serves as our Chief Executive Officer. For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with Clear Channel Outdoor. Pursuant to our governance guidelines (the “Governance Guidelines”), the Board has undertaken its annual review of director independence.

The Board has adopted the following standards for determining the independence of its members:

1.  A director must not be, or have been within the last three years, an employee of Clear Channel Outdoor. In addition, a director’s immediate family member (“immediate family member” is defined to include a person’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law and anyone (other than domestic employees) who shares such person’s home) must not be, or have been within the last three years, an executive officer of Clear Channel Outdoor.

2.  A director or immediate family member must not have received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Clear Channel Outdoor, other than director or committee fees and pension or other forms of deferred compensation for prior service (and no such compensation may be contingent in any way on continued service).

3.  A director must not be a current partner or employee of a firm that is Clear Channel Outdoor’s internal or external auditor. In addition, a director must not have an immediate family member who is (a) a current partner of such firm or (b) a current employee of such a firm and personally works on Clear Channel Outdoor’s audit. Finally, neither the director nor an immediate family member of the director may have been, within the last three years, a partner or employee of such a firm and personally worked on Clear Channel Outdoor’s audit within that time.

4.  A director or an immediate family member must not be, or have been within the last three years, employed as an executive officer of another company where any of Clear Channel Outdoor’s present executive officers at the same time serve or served on that company’s compensation committee.

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5.  A director must not be a current employee, and no director’s immediate family member may be a current executive officer, of a material relationship party (“material relationship party” is defined as any company that has made payments to, or received payments from, Clear Channel Outdoor for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues).

6. A director must not own, together with ownership interests of his or her family, ten percent (10%) or more of a material relationship party.

7.  A director or immediate family member must not be, or have been during the last three years, an executive officer of a charitable organization (or hold a similar position), to which Clear Channel Outdoor makes contributions in an amount that, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such organization’s consolidated gross revenues.

8.  A director must be “independent” as that term is defined from time to time by the rules and regulations promulgated by the SEC, by the listing standards of the NYSE and, with respect to at least two members of the compensation committee, by the applicable provisions of, and rules promulgated under, the Internal Revenue Code of 1986, as amended (collectively, the “Applicable Rules”). For purposes of determining independence, the Board will consider relationships with Clear Channel Outdoor and any parent or subsidiary in a consolidated group with Clear Channel Outdoor or any other company relevant to an independence determination under the Applicable Rules.

The above independence standards conform to, or are more exacting than, the director independence requirements of the NYSE applicable to Clear Channel Outdoor. The above independence standards are set forth on Appendix A of the Governance Guidelines.

The Board has affirmatively determined that all current directors (other than Mr. Wells and Ms. Yoon) are independent under the listing standards of the NYSE, as well as Clear Channel Outdoor’s independence standards set forth above. In addition, the Board has determined that each member currently serving on the Compensation Committee and on the Audit Committee is independent under the heightened independence standards for compensation or audit committee members under the listing standards of the NYSE and the rules and regulations of the SEC, as applicable. In making these determinations, the Board reviewed information provided by the directors and by Clear Channel Outdoor with regard to the directors’ business and personal activities as they relate to Clear Channel Outdoor and its affiliates.

In the ordinary course of business during 2022, Clear Channel Outdoor entered into purchase and sale transactions for products and services and other ordinary course transactions with certain entities affiliated with members of the Board as described below, and the following transactions were considered by the Board in making their independence determinations with respect to Mses. Hammitt and Yoon and Messrs. Hobson, King, Marchese and Moreland:

•	a subsidiary of a company for which Mses. Hammitt and Yoon serve as chairwoman and director, respectively, paid us approximately $48,206 during 2022 for outdoor advertising services;
•	a family member of Ms. Hammitt is employed by a company, which paid us approximately $47,482 during 2022 for outdoor advertising services;
•	a company for which Mr. Hobson serves as chairman of the board of directors paid us $12,845 during 2022 for outdoor advertising services;
•	a company for which Mr. King serves as a director paid us approximately $188,489 during 2022 for outdoor advertising services;
•	a company for which Mr. Marchese serves as a director paid us approximately $1,102,691 during 2022 for outdoor advertising services;
•	a client of a company for which Mr. Marchese serves as the chief executive officer paid us approximately $3,960 during 2022 for outdoor advertising services;
•	two charitable organizations with which Mr. Marchese is affiliated paid us approximately $3,221 and $90,000, respectively, during 2022 for outdoor advertising services;
•

a company for which Mr. Moreland serves as a director paid us approximately $97,099 during 2022 for ordinary course easements, and we paid that company approximately $2,400 for ordinary course site leases; and

•	a hospital system for which Mr. Moreland serves as a director paid us approximately $1,352,797 during 2022 for outdoor advertising services.

Notice and Proxy Statement 2023 7

All of the payments described above were for arms-length, ordinary course of business transactions, and we expect transactions of a similar nature to occur during 2023. The Board has concluded that such transactions or relationships do not impair the independence of Mses. Hammitt and Yoon and Messrs. Hobson, King, Marchese and Moreland.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session including only independent directors at least once a year. Clear Channel Outdoor’s independent directors met separately in executive session at least one time during 2022. Mr. Moreland, the independent Chair of the Board, presides over all such executive sessions.

COMMITTEES OF THE BOARD

The Board has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee. Each committee consists solely of independent directors and is governed by a written charter. The committee charters are available on our website at www.investor.clearchannel.com.

The table below provides membership information for each committee of the Board as of March 7, 2023:

Board Committee Membership

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott R. Wells
John Dionne
Lisa Hammitt
Andrew Hobson
Thomas C. King
Joe Marchese
W. Benjamin Moreland «
Mary Teresa Rainey
Jinhy Yoon
Meetings Held in 2022	5	7	4

« = Chair of the Board                 = Committee Chair                 = Committee member

The Audit Committee

The Audit Committee consists of Andrew Hobson, Mary Teresa Rainey and John Dionne, each of whom is independent as defined under the rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Hobson has been designated as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Clear Channel Outdoor. The Audit Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing an audit report or to perform other audit, review or attest services and all fees and other terms of their engagement;

8 Notice and Proxy Statement 2023

•	review and discuss reports regarding the independent registered public accounting firm’s independence;

•	review with the independent registered public accounting firm the annual audit scope and plan;

•	review with management, the director of internal audit and the independent registered public accounting firm the budget and staffing of the internal audit department;

•

review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the independent registered public accounting firm the critical accounting policies and practices used;

•

review with management, the independent registered public accounting firm and the director of internal audit Clear Channel Outdoor’s internal accounting controls and any significant findings and recommendations;

•	discuss guidelines and policies with respect to risk assessment and risk management;

•	oversee Clear Channel Outdoor’s policies with respect to related party transactions;

•	prepare the Audit Committee report for inclusion in Clear Channel Outdoor’s annual proxy statement;

•	review information technology procedures and controls, including as they relate to data privacy and cyber-security; and

•	review with management and the Chief Legal Officer the status of legal and regulatory matters that may have a material impact on Clear Channel Outdoor’s financial statements and compliance policies.

The full text of the Audit Committee’s charter can be found on our website at www.investor.clearchannel.com.

The Compensation Committee

The Compensation Committee consists of Thomas C. King, Lisa Hammitt and Joe Marchese, each of whom is independent under the rules of the NYSE and further qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are not current or former employees of Clear Channel Outdoor, are not eligible to participate in any of Clear Channel Outdoor’s executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation and are not “affiliates” of the Company, as defined under Rule 10C-1 under the Exchange Act. The Compensation Committee administers Clear Channel Outdoor’s incentive-compensation plans and equity-based plans, determines compensation arrangements for all executive officers and makes recommendations to the Board concerning compensation for our directors. The Compensation Discussion and Analysis section of this Proxy Statement provides additional details regarding the basis on which the Compensation Committee determines executive compensation. The Compensation Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and Clear Channel Outdoor;

•

review and approve corporate goals and objectives relevant to the compensation of Clear Channel Outdoor’s executive officers, evaluate the performance of the executive officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation level of the executive officers based on this evaluation;

•	review and adopt, and/or make recommendations to the Board with respect to, incentive-compensation plans for executive officers and equity-based plans;

Notice and Proxy Statement 2023 9

•

review and discuss with management the Compensation Discussion and Analysis to be included in Clear Channel Outdoor’s annual proxy statement and determine whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual Proxy Statement;

•	prepare the Compensation Committee report for inclusion in Clear Channel Outdoor’s annual proxy statement;

•	review and make recommendations about the Company’s strategies, policies and procedures with respect to human capital management; and

•	recommend to the Board the appropriate compensation for the non-employee members of the Board.

The Compensation Committee has the ability, under its charter, to select and retain, in its sole discretion, at the expense of Clear Channel Outdoor, independent legal and financial counsel and other consultants necessary to assist the Compensation Committee. The Compensation Committee also has the authority to select and retain any compensation consultant to be used to survey the compensation practices in Clear Channel Outdoor’s industry and to provide advice so that Clear Channel Outdoor can maintain its competitive ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to approve related fees and retention terms for any of its counsel and consultants.

During 2022, the Compensation Committee engaged an independent compensation consultant, Willis Towers Watson (“WTW”), to provide executive compensation benchmarking data and incentive and retention compensation plan design advice. The Compensation Committee requested and evaluated responses from WTW addressing its independence in accordance with applicable NYSE rules and concluded that WTW’s work does not raise any conflict of interest or independence concerns.

The full text of the Compensation Committee’s charter can be found on our website at www.investor.clearchannel.com.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mary Teresa Rainey, Joe Marchese, Lisa Hammitt and John Dionne, each of whom is independent under the rules of the NYSE. The Nominating and Corporate Governance Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees to the Board for the next annual meeting of stockholders;

•	oversee the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;

•	develop and recommend corporate governance guidelines;

•	oversee the evaluation of the Board and management; and

•

oversee, review with management and report to the Board on the Company’s ESG policies and practices in order to manage risk, lay a foundation for sustainable growth and effectively communicate ESG initiatives to stakeholders.

The full text of the Nominating and Corporate Governance Committee’s charter can be found on our website at www.investor.clearchannel.com.

DIRECTOR NOMINATING PROCEDURES

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, developing qualification standards and other criteria for selecting Board member nominees and reviewing background information for candidates for the Board, including those recommended by stockholders. The Nominating and Corporate Governance Committee believes that all Board members must, at a minimum, meet the criteria set forth in the Governance Guidelines, which specify, among other things, that the Board seeks members from

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diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural backgrounds, professional expertise and diversity in gender, ethnicity, race, skills and geographic representation that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to and, advocate for the long-term interests of, our shareholders. Furthermore, our Board is committed to include qualified women and individuals from underrepresented minority groups in any pool for selection of new candidates for the Board in case the size of the Board were increased or as a result of a vacancy. The Board strives to nominate directors with a variety of complementary skills such that, as a group, the Board will possess the appropriate mix of experience, skills and expertise to oversee the Company’s businesses. Directors must: (i) have experience in positions with a high degree of responsibility; (ii) be leaders in the organizations with whom they are affiliated; (iii) have the time, energy, interest and willingness to serve as a member of the Board; and (iv) be selected based upon contributions they can make to the Board and management. Members of our Board play a critical role in guiding our strategic direction and overseeing our management. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment and using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether she or he should be nominated to stand for reelection based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term.

The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our By-laws.

BOARD LEADERSHIP STRUCTURE

The Board exercises its discretion in combining or separating the position of Chair of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. Mr. Wells currently serves as our Chief Executive Officer, and Mr. Moreland currently serves as our independent Chair of the Board. The Chief Executive Officer is responsible for the strategic direction, day-to-day leadership and performance of the Company, while the Chair of the Board provides overall leadership to our Board. This leadership structure allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. Our Board believes that this leadership structure has historically provided an appropriate allocation of roles and responsibilities and has been in the best interests of stockholders and believes that it continues to be appropriate and in the best interests of stockholders at this time given Mr. Wells’ recent transition to the Chief Executive Officer role, effective as of January 1, 2022.

Notice and Proxy Statement 2023 11

W. Benjamin Moreland

Mr. Moreland has been our independent Chair since May 2019. The Board views the independent Chair as a liaison between the Board and the Company’s Chief Executive Officer and other members of management and believes the powers and authority of the Chair strengthen the Board’s role in risk oversight. Mr. Moreland exercises effective leadership and sets the tone at the top. He leverages, from multiple leadership positions on boards of large public companies, his breadth of experience in oversight areas, including in financial and transactional matters, as well as his strategic insight to strengthen independent oversight of management.

Our independent Chair has power and authority to do the following:

•   preside at all meetings of non-management directors when they meet in executive session without management participation;

•   set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation;

•   add agenda items to the established agenda for meetings of the Board and its committees;

•   request access to the Company’s management, employees and its independent advisers for purposes of discharging his duties and responsibilities as a director; and

•   retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.

In addition, at any time when the Chair might not be an independent director, the Board has created the office of the Presiding Director to serve as the lead non-management director of the Board. If required, the Presiding Director would be an “independent” director, as that term is defined from time to time by the listing standards of the NYSE and as determined by the Board in accordance with the Governance Guidelines. If the Chair of the Board is an independent director, then the Chair of the Board assumes the responsibilities of the Presiding Director that are set forth above. Throughout the year, we engage with our stockholders to discuss and receive feedback on various matters, including our governance structure.

SELF-EVALUATION

Our Board conducts an annual self-evaluation process to determine whether the Board, its committees and the directors are functioning effectively. This includes survey materials as well as individual, private conversations between directors and the Chair of the Board, as needed, and a report to, and discussion of survey results with, the Nominating and Corporate Governance Committee and the full Board. The survey materials solicit feedback on organizational matters, business strategy, financial matters, board structure and meeting administration. The directors use the survey materials, discussions with the Chair of the Board, as needed, and discussions with the full Board to provide feedback, identify themes for the Board to consider, suggest specific action steps and review Board agendas. In addition, focus areas identified through the evaluation are incorporated into the Board’s and, as applicable, its committees’ agendas for the following year to monitor progress. The annual Board performance evaluation is also a primary determinant for Board tenure. Annually, the Nominating and Corporate Governance Committee reviews progress against focus areas identified in the self-evaluation. Each committee also conducts its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the committee members, including the committee chair.

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RISK MANAGEMENT

Our Board has overall responsibility for the oversight of our enterprise risk management process, which is guided by the COSO Enterprise Risk Management Framework three lines of defense model, including Operational Management as the First Line of Defense, Compliance and Information Security as the Second Line of Defense and Internal and External Audit as the Third Line of Defense. The Board sets the tone at the top as it relates to enterprise risk management and encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day operations.

Our risk management philosophy strives to:

•	timely identify the material risks that we face;

•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board committee;

•	implement appropriate and responsive risk management strategies consistent with our risk profile; and

•	integrate risk management into our decision-making.

Our management conducts a formal risk assessment of the Company’s business, including probability and potential economic and reputational impact assessments, and develops mitigation actions and monitoring plans.

The Board has designated the Audit Committee to broadly oversee enterprise risk management in accordance with its charter. Under the oversight of the Audit Committee, and with the support of the Company’s compliance function and the Company’s internal and external audit functions, we operate an enterprise-wide risk management governance framework that sets standards and provides guidance for the identification, assessment, monitoring and control of the most significant risks facing the Company and that have the potential to affect stockholder value, our customers and colleagues, the communities in which we operate and the safety and soundness of the Company. The Audit Committee then reports to the Board quarterly regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

Notice and Proxy Statement 2023 13

The Board also exercises its oversight of our enterprise risk management process with support from the Compensation Committee and the Nominating and Corporate Governance Committee, each of which has oversight responsibilities for risks that may fall within their areas of responsibility and expertise. For example, the Compensation Committee reviews human capital related risks, and the Nominating and Corporate Governance Committee regularly reviews ESG risks. The Board receives independent reports from each committee at its quarterly meetings.

The Board’s oversight of risk management requires close interaction between the full Board, each of its committees and executive management. The Company’s risk oversight framework and key areas of responsibility are illustrated below:

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SUCCESSION PLANNING

At least annually, the Compensation Committee reviews the Company’s talent management and succession plan, including with respect to the Chief Executive Officer and other executive positions. This includes the review and evaluation of development plans for potential successors to the Chief Executive Officer role and other executive positions. As part of the Board’s ongoing succession planning processes, the Board, after recommendation from the Compensation Committee, identified Mr. Wells, our current Chief Executive Officer, as successor to Mr. Eccleshare. On July 27, 2021, the Board unanimously appointed Mr. Wells as our successor Chief Executive Officer and a director, effective January 1, 2022. Among the qualifications, skills and attributes that the Compensation Committee and Board considered to appoint Mr. Wells as our Chief Executive Officer were his proven and successful leadership of the Company’s Americas business and his deep knowledge of our business, strategic vision, leadership and moral integrity. Following Mr. Wells appointment and first year as the Company’s Chief Executive Officer, the Compensation Committee has continued its routine talent management and succession planning with Mr. Wells’ input.

Developing talent at all levels of the Company is a priority for us. We are focused on providing the Board with additional opportunities to interact with senior management, which gives management unique access to the Board and also facilitates a deeper understanding of the organization among the Board. The Company also offers various talent development programs throughout the organization focused on building leadership and management skills, career development and other areas.

CORPORATE GOVERNANCE

Our corporate governance practices are established and monitored by the Board. The Board, with assistance from the Nominating and Corporate Governance Committee, periodically assesses our governance practices in light of legal requirements and governance best practices.

Our primary governing documents include:

•	Governance Guidelines

•	Board Committee Charters

○	Audit Committee Charter

○	Compensation Committee Charter

○	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

These documents are available on our website at www.investor.clearchannel.com. We encourage our stockholders to read these documents, as we believe they illustrate our commitment to good governance practices. Certain key provisions of these documents are summarized below.

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GOVERNANCE GUIDELINES

We operate under Governance Guidelines that set forth our corporate governance principles and practices on a variety of topics, including director qualifications, the responsibilities of the Board, independence requirements and the composition and functioning of the Board. Our Governance Guidelines are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors. The Governance Guidelines include, but are not limited to, the following key practices to assist the Board in carrying out its responsibilities in connection with the business and affairs of Clear Channel Outdoor:

1.	Director Responsibilities
The basic responsibility of a director is to exercise his or her business judgment and act in what she or he reasonably believes to be in the best interests of Clear Channel Outdoor and its stockholders. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities.

2.	Self-Evaluation Process
The Board and each standing committee of the Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee is responsible for overseeing the self-evaluation process and for proposing any modification or alterations in Board or committee practices or procedures.

3.	Executive Sessions of Non-Management Directors
The non-management directors and/or the independent directors meet periodically in executive session without management participation.

4.	Board Access to Senior Management
Directors have complete access to Clear Channel Outdoor’s management, employees and its independent advisors for purposes of discharging their duties and responsibilities as directors and can initiate contact or meetings through the Chief Executive Officer or any other executive officer.

5.	Board Access to Independent Advisors
The Board and each Board committee have the power to retain independent legal, financial or other advisors as they may deem necessary, at our expense.

6.	Board Tenure
The Board believes that term limits on director service and a predetermined retirement age impose arbitrary restrictions on Board membership. Instead, the Board believes directors who, over a period of time, develop an insight into Clear Channel Outdoor and its operations provide an increasing contribution to Clear Channel Outdoor as a whole. The annual board performance evaluation is a primary determinant for Board tenure.

7.	Directors Who Change Their Current Job Responsibilities
A director who changes the nature of the job she or he held when she or he was elected to the Board shall promptly notify the Board of any such change. This does not mean that such director should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these new circumstances.

8.	Service on Multiple Boards
To enable the Board to assess a director’s effectiveness and any potential conflicts of interest, any director who serves on more than three other public company boards must advise the Chair in advance of accepting an invitation to serve as a member of another public company board.

9.	Management Development and Succession Planning
The Board or a committee of the Board will periodically consider management development and succession planning, including short-term succession planning for certain of Clear Channel Outdoor’s most senior management positions.

16 Notice and Proxy Statement 2023

BOARD COMMITTEE CHARTERS

Each standing committee of the Board operates under a written charter that has been adopted by the Board. We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter sets forth the purpose, responsibilities of the respective committee and discusses matters such as committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every year, or more frequently as the applicable committee may determine, and are updated as needed. More information on the Board’s standing committees, their respective roles and responsibilities and their charters can be found under “The Board of Directors and Corporate Governance—Committees of the Board” above.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics (the “Code”) applies to our officers, directors, employees (including our principal executive officer, principal financial officer and principal accounting officer), interns, contractors and agents throughout our corporate structure. Our Code constitutes a “code of ethics”, as defined by Item 406(b) of Regulation S-K. Our Code is available on our website at www.investor.clearchannel.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website at www.investor.clearchannel.com.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact an individual director, the Chair of the Board, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to the following address:

Board of Directors

c/o Corporate Secretary

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

Notice and Proxy Statement 2023 17

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of Clear Channel Outdoor’s common stock as of March 7, 2023 for: (1) each director currently serving on our Board, all of whom are nominees for director; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to Clear Channel Outdoor to beneficially own more than 5% of any class of Clear Channel Outdoor’s outstanding shares of common stock. At the close of business on March 7, 2023, there were 477,438,803 shares of Clear Channel Outdoor’s common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Each share of Clear Channel Outdoor common stock is entitled to one vote on matters submitted to a vote of the stockholders. Each share of our common stock is entitled to share equally on a per-share basis in any dividends and distributions by us.

Name and Address of Beneficial Owner(a)	Number of Shares of Common Stock	Percent of Common Stock(b)
Holders of More than 5%:
PIMCO(c)	104,872,541	22.0%
Ares Management(d)	55,829,046	11.7%
The Vanguard Group(e)	43,314,179	9.1%
BlackRock, Inc.(f)	29,320,720	6.1%

Named Executive Officers, Executive Officers and Directors:
Scott R. Wells(g)	1,900,832	*
Brian D. Coleman(h)	969,566	*
Lynn A. Feldman(i)	674,551	*
Jason A. Dilger(j)	243,391	*
John Dionne(k)	283,552	*
Lisa Hammitt(l)	167,551	*
Andrew Hobson(m)	435,758	*
Thomas King(n)	372,143	*
Joe Marchese(o)	383,068	*
W. Benjamin Moreland(p)	1,234,825	*
Mary Teresa Rainey(q)	235,758	*
Jinhy Yoon	—	—
All directors and executive officers as a group (13 individuals)(r)	7,307,598	1.53%

*	Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(c)

As reported on a Form 4 filed on June 2, 2022. According to the reporting person’s Schedule 13D/A filed on August 2, 2019, the shares of Clear Channel Outdoor’s common stock reflected above may be deemed to be beneficially owned by one or more of the following persons: PIMCO Income Fund, Global Investors Series plc and Pacific Investment Management Company LLC (“PIMCO”). The address of the principal business office of PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(d)

As reported on a Form 4 filed on February 2, 2023. According to the reporting person’s Schedule 13D/A filed on January 24, 2023, the shares of Clear Channel Outdoor’s common stock reflected above may be deemed to be beneficially owned by one or more of the following persons: ASSF IV AIV B Holdings III, L.P., ASSF IV AIV B, L.P., ASSF Operating Manager IV, L.P., ASOF Holdings I, L.P., ASOF II Holdings I, L.P., ASOF II A (DE) Holdings I, L.P., ASOF Investment Management LLC, ACOF VI Holdings, L.P., ACOF Investment Management LLC, Ares Management

18 Notice and Proxy Statement 2023

LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Management Corporation, Ares Voting LLC, Ares Management GP LLC and Ares Partners Holdco LLC. The business address of each reporting person is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(e)

As reported on a Schedule 13G/A filed with respect to Clear Channel Outdoor’s common stock on February 9, 2023. The shares of Clear Channel Outdoor’s common stock reported in the Schedule 13G/A may be deemed to be owned by one or more of The Vanguard Group, Inc. The business address of each reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(f)

As reported on a Schedule 13G/A filed with respect to Clear Channel Outdoor’s common stock on February 9, 2023. The shares of Clear Channel Outdoor’s common stock reported in the Schedule 13G/A may be deemed to be owned by one or more of BlackRock, Inc. and its wholly owned subsidiaries, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The business address of each reporting person is BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

(g)

Represents 1,165,077 shares of common stock, vested stock options representing 317,368 shares of common stock and 418,387 unvested RSUs that will vest within 60 days of March 7, 2023. Excludes 600,000 unvested performance units that could vest within 60 days of March 7, 2023, assuming they are earned at target payout.

(h)

Represents 599,371 shares of common stock, 52,301 shares of restricted stock and 317,894 unvested RSUs that will vest within 60 days of March 7, 2023. Excludes 500,000 unvested performance units that could vest within 60 days of March 7, 2023, assuming they are earned at target payout.

(i)

Represents 416,119 shares of common stock, 20,921 shares of restricted stock, vested stock options representing 11,043 shares of common stock and 226,468 unvested RSUs that will vest within 60 days of March 7, 2023. Excludes 350,000 unvested performance units that could vest within 60 days of March 7, 2023, assuming they are earned at target payout.

(j)

Represents 156,331 shares of common stock, vested stock options representing 12,410 shares of common stock and 74,650 unvested RSUs that will vest within 60 days of March 7, 2023. Excludes 100,000 unvested performance units that could vest within 60 days of March 7, 2023, assuming they are earned at target payout.

(k)	Represents 283,552 shares of common stock held by Mr. Dionne as of March 7, 2023.

(l)	Represents 167,551 shares of common stock held by Ms. Hammitt as of March 7, 2023.

(m)	Represents 435,758 shares of common stock held by Mr. Hobson as of March 7, 2023.

(n)	Represents 358,572 shares of common stock and 13,571 unvested RSUs that will vest within 60 days of March 7, 2023.

(o)	Represents 369,854 shares of common stock and 13,214 unvested RSUs that will vest within 60 days of March 7, 2023.

(p)	Represents 1,216,968 shares of common stock and 17,857 unvested RSUs that will vest within 60 days of March 7, 2023.

(q)	Represents 235,758 shares of common stock held by Ms. Rainey as of March 7, 2023.

(r)

As of March 7, 2023, includes common stock beneficially owned by all of our directors and executive officers as a group as follows: (1) 5,670,822 shares of common stock held by such persons; (2) 73,222 shares of restricted stock held by such persons; (3) vested stock options representing 352,222 shares of common stock; and (4) 1,211,332 RSUs that will vest within 60 days after March 7, 2023. Excludes 1,700,000 unvested performance units that could vest within 60 days of March 7, 2023, assuming they are earned at target payout.

Notice and Proxy Statement 2023 19

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the persons listed below as nominees for election as directors at the Annual Meeting. All nominees are currently directors and are standing for re-election. Pursuant to our Certificate of Incorporation, each director will be elected for a one-year term annually. Accordingly, the directors elected at the Annual Meeting will serve a one-year term until the annual meeting of stockholders in 2024 or until her or his successor shall have been elected and qualified, subject to earlier death, resignation or removal. The directors are to be elected by a plurality of the votes cast at the Annual Meeting. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election, discretionary authority is conferred on the proxies to vote for a substitute. Management has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Our directors, including our director nominees, are from diverse professional backgrounds and possess the relevant combination of experience, skills and qualifications that contribute to a well-functioning board that is equipped to oversee the Company’s business and represent stockholder interests through sound judgment and utilizing the group’s varied experience. The diversity of characteristics, expertise, skill and experience that the Nominating and Corporate Governance Committee and the Board seek in the composition of the Board, as well as the individual experiences, skills and characteristics of our Board members, are highlighted in the following charts and director qualifications matrix.

20 Notice and Proxy Statement 2023

Notice and Proxy Statement 2023 21

The following information, which is as of March 7, 2023, is furnished with respect to each of the nominees for election at the Annual Meeting.

The Board recommends that you vote “FOR” all director nominees. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Director Age: 59 Board Committees: • Audit • Nominating and Corporate Governance

John Dionne

Mr. Dionne has served a Senior Advisor to the Blackstone Group L.P. (NYSE: BX), an investment firm, since July 2013 and a Senior Lecturer in the Finance Unit at the Harvard Business School since January 2014. He previously served as a director of Caesars Entertainment Corporation (NASDAQ: CZR), a large casino-entertainment company, from October 2017 to July 2020, and currently serves as a director of Cengage Learning Holdings II, Inc. and Pelmorex Corp. Until he retired from his position as a Senior Managing Director of Blackstone, Mr. Dionne was most recently its global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Mr. Dionne began his career with PricewaterhouseCoopers.

Qualifications and Expertise Provided to Our Board

•  Extensive financial experience, including overall leadership of global fundraising efforts of over $25 billion for private equity investment vehicles at Blackstone Group L.P., and management of Blackstone Distressed Securities Firm with peak assets under management of over $2 billion, which provide valuable insights to the Company.

•  Previously was a Chartered Financial Analyst and Certified Public Accountant.

•  Significant experience as a director of many companies and not-for-profit institutions.

Education

•  B.S. Magna Cum Laude in Accounting, Economics and Finance, The University of Scranton

•  M.B.A., academic honors, Harvard Business School

22 Notice and Proxy Statement 2023

Director Age: 60 Board Committees: • Compensation • Nominating and Corporate Governance

Lisa Hammitt

Ms. Hammitt has served as Chairwoman of the board of directors of Intelsat, S.A., a multinational satellite services provider headquartered in Luxembourg, since March 2022. Previously, Ms. Hammitt served as the Executive Vice President, Artificial Intelligence and Chief Technology Officer at Davidson Technologies from October 2020 to December 2022. Prior to joining Davidson Technologies, Ms. Hammitt served as the Global Vice President, Data and Artificial Intelligence at VISA Inc. (NYSE: V), a leading global credit card processing and data services company, from December 2017 to June 2020. Ms. Hammitt served as the Chief Executive Officer and Founder of Beseeq, Inc., an artificial intelligence-driven advertising start-up, from September 2016 to December 2017. Ms. Hammitt served as Vice President of Cloud Marketplace and SaaS at IBM Corporation (NYSE: IBM), a multinational computer hardware, software and service company, from June 2015 to August 2016. Prior to IBM, Ms. Hammitt was a Vice President of Business Operations for Salesforce Community Cloud, an online brand platform of Salesforce, Inc. (NYSE: CRM), a leading SaaS services company, from August 2012 to May 2015. Before Salesforce, she headed mergers and acquisitions in Information Management and Cloud Computing at IBM and HP Inc. (NYSE: HPQ). Ms. Hammitt has served as a board member of QuSecure, a leading post-quantum cybersecurity company, since January 2023 and Glassbox Ltd, a London-based software company, since June 2021. Ms. Hammitt also holds an advisor seat at Brighton Park Capital, an investment firm specializing in software, information services and technology-enabled services.

Qualifications and Expertise Provided to Our Board

•  Broad experience and knowledge base in artificial intelligence and advertising.

•  Track record of developing $100 million+ businesses.

•  Broad executive experience in various roles at multinational companies.

Education

•  B.A. in French and B.A. in Economics, University of California, Berkely

•  Graduate Coursework in Artificial Intelligence, Stanford University

•  Executive Education, Harvard Business School

Notice and Proxy Statement 2023 23

Director Age: 61 Board Committees: • Audit

Andrew Hobson

Mr. Hobson has served as Partner and Chief Financial Officer at Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc. (now known as TelevisaUnivision, Inc.), a television and radio broadcasting company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson has served as chairman of the board of directors of Cumulus Media, Inc. (NASDAQ: CMLS), a prominent audio-first media and entertainment company, since June 2018.

Qualifications and Expertise Provided to Our Board

•  Extensive experience in the media industry.

•  Deep experience in finance and accounting, including leading and structuring transactions in capital structures across varying economic cycles, and overseeing financial reporting, tax, capital allocation, financial and strategic planning.

•  Strong experience and service as a public company board member, including as chairman.

•  30-year career building and leading teams of finance executives and raising billions in debt and equity financing.

Education

•  B.S.E in Finance and B.S.E in Accounting, magna cum laude, University of Pennsylvania, The Wharton School

24 Notice and Proxy Statement 2023

Director Age: 62 Board Committees: • Compensation

Thomas C. King

Mr. King has served as an Operating Partner at Atlas Merchant Capital, a global private equity fund, since November 2018. From December 2009 through March 2016, Mr. King held several senior roles at Barclays PLC (NYSE: BCS), an international investment banking firm, including serving as Chief Executive Officer of Investment Banking and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee which oversees all of the Barclays PLC businesses. Mr. King served as a director of Leerink Partners LLC, a leading investment bank focused on the healthcare and life science industries, until its sale in January 2019. Since December 2018, Mr. King has also served on the board of directors of Panmure Gordon, a British corporate and institutional investment bank. Previously, Mr. King served as a director of Concord Acquisition Corp from December 2020 until December 2022 and a director of Concord Acquisition Corp II from August 2021 to January 2023. Mr. King has served as a board member of Concord Acquisition Corp III (NYSE: CNDB), a blank check company, since November 2021, Radius Global Infrastructure, Inc. (NASDAQ: RADI) an international aggregator of rental streams underlying wireless and other digital infrastructure sites, since February 2020, and SVB Financial Group (NASDAQ: SIVB) since September 2022.

Qualifications and Expertise Provided to Our Board

•  Extensive experience in investment banking, mergers and acquisitions, and corporate finance.

•  Maintains strong knowledge of the financial markets.

•  Extensive experience and service as a public company board member.

Education

•  B.A. in Economics, Bowdoin College

•  M.B.A in Finance, University of Pennsylvania, The Wharton School

Notice and Proxy Statement 2023 25

Director Age: 41 Board Committees: • Compensation • Nominating and Corporate Governance

Joe Marchese

Mr. Marchese served as the Chief Executive Officer of Attention Capital, a media and technology holding company, since August 2019. Mr. Marchese is also the Co-Founder and Executive Chairman of Human Ventures, a leading start-up studio and venture fund, since February 2015 and has served as Partner/Co-Founder of Casa Komos Brands Group, a portfolio of elevated hospitality brands, since 2019. From 2015 to 2019, he served as President of Advertising Revenue for Fox Networks Group, a television broadcasting company, a role in which he oversaw multi-billion dollar advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic. Previously, Mr. Marchese co-founded and served as Chief Executive Officer of true[X], an advertising technology company, from May 2013 until its acquisition by 21st Century Fox in February 2015. Prior to co-founding true[X], Mr. Marchese held various roles as a media executive, management consultant and multiple time entrepreneur. He serves as a board member of Cox Media Group, a large media, news and entertainment company, since February 2020, Groundswell, a philanthropy technology company, since June 2021, and Adelaide, a leading technology company specializing in real-time attention measurement, since June 2022. Mr. Marchese previously served as a member of the board of trustees of the Paley Center for Media, and currently serves as a board member for non-profits, Tribeca Film Institute and Team Rubicon. In 2016, Mr. Marchese was inducted into the American Advertising Federation’s Advertising Hall of Achievement.

Qualifications and Expertise Provided to Our Board

•  Extensive experience and deep knowledge in the advertising industry.

•  Extensive experience in investment strategy.

•  Strong executive and leadership experience.

•  Significant experience as a board member.

Education

•  B.A. in Economics and Finance, Bentley University

26 Notice and Proxy Statement 2023

Chair Age: 59 Board Committees: • None

W. Benjamin Moreland

Mr. Moreland is a private investor and retired Chief Executive Officer of Crown Castle International Corp. (NYSE: CCI), a provider of wireless infrastructure in the U.S., where he remains a member of the board of directors. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 to December 2017, President and Chief Executive Officer from July 2008 to May 2016, and Chief Financial Officer from 2000 through 2008. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. Mr. Moreland is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of Calpine Corporation (NYSE: CPN) from 2009 until its privatization in March 2018, and Monogram Residential Trust (NYSE: MORE) from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership. Mr. Moreland currently serves as a board member of Houston Methodist Hospital.

Qualifications and Expertise Provided to Our Board

•  Diverse executive experience, financial and transactional acumen and strategic insight.

•  Effective leader, setting tone at the top.

•  Extensive breadth of experience in oversight areas.

•  Extensive experience and service as a public company board member. His experiences add deep knowledge and leadership depth to the Board.

Education

•  B.B.A., The University of Texas at Austin

•  M.B.A, The University of Houston

Notice and Proxy Statement 2023 27

Director Age: 67 Board Committees: • Audit • Nominating and Corporate Governance

Mary Teresa Rainey

Ms. Rainey OBE was founder of Rainey, Kelly Campbell Roalfe/Y&R, a major U.K. advertising agency, which is now part of the WPP group, and served as Chief Executive Officer of Rainey, Kelly Campbell Roalfe/Y&R from 1993 to 2003 and Chair from 2003 to 2006. She was also an early investor in, and Executive Chair of, Th_nk Ltd, a digital strategy agency, from 2006 until 2016. Prior to that, she spent 8 years in the U.S. with Chiat/Day Advertising as SVP Director of Planning. Ms. Rainey has served as a non-executive board director and member of the audit, compensation and governance committees of Hays plc, an international recruitment company publicly traded in the U.K., since 2015. She is also an investor in Charlotte Street Partners, a U.K.-based public affairs consulting company, and has served as a board member since 2017 and has served as Chair since 2023. She also served as a board member and member of the compensation committee of Pinewood Studios, a U.K. publicly-traded international film studio, from 2015 to 2016. Ms. Rainey also served as Vice Chair of Channel 4 Television, a major U.K. broadcaster, from 2018 to 2021, and previously served on both the audit and ethics committees from 2012 to 2018.

Qualifications and Expertise Provided to Our Board

•   Deep executive and entrepreneurial experiences.

•   Widespread reputation as an internationally respected advertising leader.

•   Significant international business experience that is valuable to the Board’s strategic and operational understanding of global business opportunities.

•   Extensive experience in the advertising industry.

•   Board level experience in various listed companies.

•   Obtained certification related to role of public company boards in ESG.

Education

•   M.A. Hons Graduate Degree, Glasgow University

28 Notice and Proxy Statement 2023

Chief Executive Officer and Director Age: 54 Board Committees: • None

Scott R. Wells

Mr. Wells has served as our Chief Executive Officer and Director since January 2022. Mr. Wells has also served as Chief Executive Officer of Clear Channel Outdoor Americas, since March 2015. Previously, Mr. Wells served as an Operating Partner at Bain Capital, LP, a leading private investment firm, from January 2011 to March 2015, and Executive Vice President from August 2007 to January 2011. Prior to joining Bain Capital, Mr. Wells held several executive positions at Dell Inc. (NYSE: DELL), including most recently as Vice President of Public Marketing and On-Line in the Americas, from February 2005 to August 2007. Prior to Dell, he was a Partner at Bain & Co from July 2000 to December 2003 and served in other roles there since 1993 where he focused on technology and consumer-oriented companies. He currently serves as Chairman of Achievement Network (ANet), an education-related non-profit, and will become the Chair of the Outdoor Advertising Association of America (OAAA), a national trade association representing out of home advertising companies in March 2023. He is active in a number of community groups and has served on the boards of the American Advertising Federation and the Ad Council.

Qualifications and Expertise Provided to Our Board

•   Extensive knowledge of the Company and important perspectives on the complex financial and operational issues facing the Company.

•   Strategic vision and extensive experience in technology and advertising.

•   Experience highlighting the innovation and embracing technology throughout his career.

•   Extensive business and leadership experience.

Education

•   B.S./B.A., Virginia Polytechnic Institute and State University

•   M.B.A, University of Pennsylvania, The Wharton School

Director Age: 50 Board Committees: • None

Jinhy Yoon

Ms. Yoon has served as an Executive Vice President and Credit Analyst at PIMCO, an investment manager, covering technology, media and telecom companies since January 2010. Prior to joining PIMCO, she was an equity research analyst at J.P. Morgan Securities (NYSE: JPM) in San Francisco, focusing on the semiconductor capital equipment sector. Previously, Ms. Yoon covered integrated oil companies and independent refiners as an equity analyst at Bear Stearns and was a corporate attorney with Simpson Thacher & Bartlett in New York. Ms. Yoon has served as a board member of Intelsat, S.A., a multinational satellite services provider headquartered in Luxembourg, since February 2022. She is also a retired Certified Public Accountant (CPA) with two years of public accounting experience.

Qualifications and Expertise Provided to Our Board:

•   Extensive investment experience.

•   Broad accounting and legal background providing expertise in governance and financial oversight to the Board.

Education

•   B.B.A, University of Notre Dame

•   J.D., Columbia University School of Law

Notice and Proxy Statement 2023 29

A Message from our Compensation Committee

The Compensation Committee of the Board of Directors oversees Clear Channel Outdoor Holdings, Inc.’s executive compensation philosophy and reviews and approves compensation for our named executive officers (NEOs). While Clear Channel Outdoor management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies and programs.

Under the guidance of our executive leadership team, Clear Channel Outdoor experienced a year of strong performance and progress in 2022. Our recovery from the COVID-19 pandemic continued with broad-based demand from advertisers with our results led by digital assets across the Americas and Europe. We continue to innovate in the digital space, leveraging technology investments to modernize the solutions we offer our customers. While other business and macroeconomic challenges have emerged, we continue to operate efficiently and execute on our core strategy.

In addition, 2022 was our first year under new leadership. Effective January 1, 2022, the Board appointed Mr. Scott R. Wells to serve as President and Chief Executive Officer as Mr. C. William Eccleshare stepped into the role of Executive Vice Chairman of the Board. Mr. Wells had served as the Chief Executive Officer of Clear Channel Outdoors America since 2015 and brought that experience and expertise to leading the Company as a whole. In connection with his transition to Chief Executive Officer, Mr. Wells received a base salary increase and a one-time grant of restricted stock units (RSUs) related to his senior leadership transition. In January and October of 2022, the Company also entered into amended and restated employment agreements with Mr. Jason Dilger and Ms. Lynn A. Feldman, which included base salary increases.

The compensation determinations for our NEOs reflect our 2022 performance as well as the many contributions of our leaders to driving the year’s successes. As a result of strong business and individual performance in 2022, all NEOs earned annual incentive payouts between 115% and 118% of their individual target opportunities. All of our NEOs were granted annual grants in 2022. On average, these equity grants consisted of RSUs and PSUs (weighted at 38% and 62%, respectively, of the total grant date fair value) and the grant date fair value of each award was based on each NEO’s performance, their long-term potential, retention considerations and market practices.

We also continued to evaluate our compensation and governance practices to support the objectives of the business, align with our compensation philosophy and prevailing market practices, and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation. We are committed to ensuring that our executive compensation programs evolve as necessary to support our business strategy and organizational structure.

More details are provided on the following pages, and we look forward to getting stockholder feedback in the near future. Thank you for your continued engagement.

Thomas C. King

Compensation Committee

Thomas C. King (Chair)

Lisa Hammitt

Joe Marchese

30 Notice and Proxy Statement 2023

Compensation Discussion and Analysis

Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor,” the “Company,” “we” or “us”), a Delaware corporation, is one of the world’s largest outdoor advertising companies, providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays. Through our extensive display inventory and technology-based enhancements, we have the ability to deliver innovative, effective marketing campaigns for advertising partners globally.

We are focused on building the leadership position of our diverse global assets and maximizing our financial performance while serving our local communities. We intend to continue to execute upon our long-standing outdoor advertising strategies, while closely managing expenses and focusing on achieving operating efficiencies throughout our businesses.

OUR NEOS

For 2022, our NEOs were:

Named Executive Officer	Title
Scott R. Wells	President and Chief Executive Officer of Clear Channel Outdoor
Brian D. Coleman	Executive Vice President and Chief Financial Officer of Clear Channel Outdoor
Lynn A. Feldman	Executive Vice President, Chief Legal Officer and Corporate Secretary of Clear Channel Outdoor
Jason A. Dilger	Senior Vice President and Chief Accounting Officer of Clear Channel Outdoor

OUR EXECUTIVE COMPENSATION PHILOSOPHY

To ensure our leaders are driven to deliver sustained business results and achieve our financial, operational and strategic objectives, our executive compensation program is designed to link business priorities with performance. We also believe it is important to strongly align our executives’ interests with those of our stockholders by emphasizing variable pay, with a specific focus on achieving Company results that drive shareholder returns.

Our executive compensation programs are based on a pay-for-performance philosophy and are designed to:

•  Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;

•  Align the interests of our executives with those of our stockholders;

•  Reward executives for sustained business results that drive stockholder value (pay-for-performance); and

•  Balance “best practices” in executive compensation design, local market practice and Company strategy.

SUMMARY OF OUR 2022 DECISIONS

The Compensation Committee makes decisions regarding our NEOs’ total compensation (base salary, annual bonus objectives, opportunities and payments and annual equity grants) in connection with our annual performance review process. The information below summarizes these decisions for 2022. Based on market data provided by our independent compensation consultant, in aggregate, for 2022, our NEOs’ total compensation, on average, was positioned slightly below the market median.

Factors that Guided Total Compensation Decisions

•  Our executive compensation philosophy, taking into consideration our total shareholder return

•  Degree of achievement of key strategic financial and operational goals for 2022 (for annual incentive award payments made in early 2023 and equity grant decisions)

•  Recommendations of our CEO (other than with respect to his own compensation)

•  Advice of an independent compensation consultant

•  Market pay practices and levels

•  Historical Clear Channel Outdoor compensation

•  Senior leadership transitions in early 2022

Notice and Proxy Statement 2023 31

Key 2022 Compensation Decisions See page 38 for more information

Base Salary Decisions

On July 28, 2021, in connection with his transition from Executive Vice President, Chief Executive Officer Clear Channel Outdoor Americas to Chief Executive Officer (as more fully described below), we entered into an amended and restated employment agreement with Mr. Wells, pursuant to which his base salary was increased from $900,000 to $1,100,000 per annum, effective January 1, 2022.

Effective January 1, 2022, in connection with entering into his amended and restated employment agreement, Mr. Dilger received a base salary increase pursuant to which his annual base salary was increased from $370,000 to $400,000, which was applied retroactively to October 1, 2021.

On October 31, 2022, in connection with entering into her amended and restated employment agreement, Ms. Feldman received a base salary increase pursuant to which her annual base salary was increased from $600,000 to $650,000, which was effective as of November 1, 2022.

2015 Executive Incentive Plan (Annual Incentive Plan) Decisions

Strong business performance across all of our business units, along with the achievement of individual performance objectives, resulted in our NEOs earning annual incentive payouts between 115% and 118% of their individual target opportunities, paid in March 2023.

Equity Grant Decisions

On January 20, 2022, following the Compensation Committee’s review of the compensation practices of our peer group, and in consideration of his senior leadership transition in early 2022 and significant contributions to the Company, the Compensation Committee determined it was appropriate to make a one-time grant of restricted stock units to Mr. Wells, with a grant date fair market value of $962,615 ($3.09 per share) and which vests in equal installments on the first three anniversaries of the grant date.

On May 4, 2022, Messrs. Wells, Coleman and Dilger, and Ms. Feldman received equity grants with a grant date fair market value ranging from $306,285 to $2,388,043 (the “Annual Grants”). The per share fair market value at the time of grant was $2.59 for the time-based RSUs and $2.70 for the PSUs. The value of the Annual Grants received factored each NEO’s performance during their tenure at Clear Channel Outdoor, including during the prior year, their long-term potential, retention considerations, the value of certain equity grants made in prior years and market practices for comparable positions.

Beginning with the 2022 Annual Grants, we increased the intended ratio of performance-based versus time-based awards, resulting in a greater percentage of performance-based awards awarded to each of our NEOs. The 2022 Annual Grants, in aggregate, consisted of approximately 38% restricted stock units and approximately 62% performance stock units. The time-vesting restricted stock units granted pursuant to the Annual Grants to the NEOs vest in three equal installments on April 1 of 2023, 2024 and 2025, subject to each NEO’s continued employment through each vesting date. The performance stock units are earned based on Relative Total Shareholder Return (TSR) relative to the S&P 600 for the period from April 1, 2022 through March 31, 2025.

In addition, beginning with the 2022 Annual Grants, we implemented a cap on the earned payout percentage of the performance stock units such that the payout may not be greater than 100% if the Company’s TSR is less than zero over the performance period.

32 Notice and Proxy Statement 2023

SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company results, the majority of the total compensation opportunity that our CEO and other NEOs received in 2022 is “at-risk” and dependent upon future performance.

Consistent with Clear Channel Outdoor’s overall executive compensation philosophy, NEOs are rewarded for their strong leadership and individual performance, while providing them with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Wells, approximately 78% of his annualized total direct compensation opportunity (base salary, target annual incentive award and the annualized value of recent equity grants) is at-risk, as shown below. This is generally aligned with our media industry peers. On average, the annualized total direct compensation “at risk” for our NEOs, other than Mr. Wells, is approximately 70%.

The majority of annualized total direct compensation for our NEOs — approximately 78% for our CEO and on average approximately 70% for our other NEOs — is “at-risk” based on the achievement of specific performance goals and stock price performance.

CEO	Other NEOs (average)

[1]

Long-term incentives are presented on an “annualized” basis, which better reflects our intended targeted 2022 compensation mix. These annualized values reflect the sum of the full grant date fair value of the Annual Grants, and the May 22, 2019 and January 20, 2022 grants, which were one-time grants, spread over four and three years, respectively.

ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2022, the at-risk components of our ongoing executive compensation program were designed as follows:

Element	Objective	Time Horizon	Metrics	Cash or Equity
Annual Incentive Plan (Short-term)	Reward achievement of annual Company, business unit and/or individual performance goals	1 year	70% based on achievement of Plan Adjusted EBITDA[1] 30% based on other qualitative individual performance objectives	Cash
Restricted Stock Units (RSUs) (Long-term)	Promote executive retention Reinforce ownership in the Company	3 years	Stock price appreciation and continued employment	Equity
Performance Stock Units (PSUs) (Long-term)	Reward long-term shareholder value creation Emphasizes long-term view	3 years	Relative Total Shareholder Return (TSR) performance	Equity

[1]

Plan Adjusted EBITDA is defined as revenue less direct operating expenses and selling, general and administrative expenses, excluding restructuring and other costs, which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs; excluding bonus expenses.

Notice and Proxy Statement 2023 33

COMPENSATION FACTORS AND GOVERNANCE

The Compensation Committee applies a number of governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to assure the alignment of executive and stockholder interests.

What We Do	What We Don’t Do

✓  Deliver a significant portion of executive compensation through performance-based at-risk pay

✓  Maintain a peer group for benchmarking pay

✓  Set challenging short- and long-term incentive objectives

✓  Provide strong oversight to monitor our equity share usage and avoid excessive levels of dilution

✓  Require stock ownership by executives, with minimum ownership levels defined by role

✓  Have double-trigger change-in-control arrangements

✓  Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

✓  Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of our employees

✓  Consult with an independent consultant on compensation levels and practices

✓  Require reimbursement or forfeiture of any excess incentive compensation in the case of an accounting restatement resulting from fraud or misconduct

×   No across-the-board base salary increases

×   No guaranteed bonus payments

×   No hedging or pledging of equity

×   No re-pricing of stock options

×   No tax gross ups upon a change of control

×   No excessive perquisites

×   No supplemental executive retirement plans

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders, and we welcome input on our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our NEOs, the Compensation Committee considers stockholder input, including investor questions relating to alignment between executive compensation and stockholder returns and the selection of performance metrics in both our short-term and long-term incentive plans. Because over half of the annual equity grants awarded to our NEOs is tied to relative TSR, we believe that there is alignment between executive compensation and stockholder returns. We reached out to our stockholders regarding our compensation program in 2022 and generally received positive feedback.

We also consider the advisory “say-on-pay” vote in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs. In May 2022, Clear Channel Outdoor held a stockholder advisory vote on the compensation of Clear Channel Outdoor’s NEOs. Approximately 81% of the votes cast approved the compensation of Clear Channel Outdoor’s NEOs. An advisory “say-on-pay” vote will also be held at our Annual Meeting this year.

34 Notice and Proxy Statement 2023

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors administers the executive compensation program for all NEOs, as well as other executives within the Company. While Clear Channel Outdoor management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies and programs.

The following table outlines the process the Compensation Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk taking.

STEP 1: Input on Compensation		STEP 2: Compensation Committee Decisions		STEP 3: Compensation Committee Oversight

Each year, management, including the Chief Executive Officer, provides recommendations to the Compensation Committee on the compensation of the NEOs. The Chief Executive Officer does not make recommendations on his own pay.

These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the NEO’s role, contributions and performance in achieving Company performance and long-term potential.

(See more below on the Board’s independent compensation consultant.)

»

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant. Subsequently, the Compensation Committee determines the NEOs’ compensation, ensuring that it is aligned with our compensation philosophy.

All aspects of the Chief Executive Officer’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant.

»

For the coming year, the Compensation Committee will review and approve:

•  Objectives for each NEO

•  Variable pay target opportunities for annual incentive awards

•  Performance metrics for the annual incentive award

Subsequently, each year in the spring, the Compensation Committee will review and approve long-term equity incentive grants and related performance metrics.

The Compensation Committee ensures that performance metrics are consistent with the financial, operational and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Though the Compensation Committee has ultimate responsibility for compensation-related decisions, we retain WTW as an independent consultant on executive compensation matters. WTW provides market analyses and recommendations that inform the Compensation Committee’s decisions, shares updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by management to the Compensation Committee and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the SEC, the Compensation Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent WTW from independently representing the Compensation Committee.

Notice and Proxy Statement 2023 35

ROLE OF THE EXECUTIVE COMPENSATION PEER GROUP

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies. In 2022 we worked with our independent compensation consultant, WTW, to determine our peer group. Our peer group review consisted of a multi-dimensional analysis whereby we selected companies determined to be:

Clear Channel Outdoor’s revenues were positioned near the 30th percentile of our peer group. We generally target total compensation packages for NEOs to reflect the 50th percentile of our peer group of companies when financial and operational goals are achieved.

•	Similar in size (primarily revenue - generally 0.5x - 2.5x that of Clear Channel, as well as market capitalization) and complexity to Clear Channel Outdoor

•	In the media or similar industry, including broadcasting, outdoor advertising, marketing/advertising and publishing

•	In competition with Clear Channel Outdoor for executive talent

Our peer group will be regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee approved the following peer group for 2022:

2022 Executive Compensation Peer Group

AMC Networks, Inc. Audacy, Inc. Gannett Co., Inc. Gray Television, Inc. Lamar Advertising Company	Stagwell, Inc. Meredith Corporation Nexstar Media Group, Inc. Nielsen Holdings plc Outfront Media, Inc.	Quad/Graphics, Inc. Sinclair Broadcast Group, Inc. Sirius XM Holdings, Inc. TEGNA, Inc. The New York Times Company

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.

Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning our compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

36 Notice and Proxy Statement 2023

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

CCOH’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of CCOH’s executive compensation and their purpose:

Element	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the media industry and broader market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Provides a stable and reliable source of income
Short-Term Incentive — Annual Incentive Plan	Encourage focus on performance that achieves specific short-term goals	Cash	• Performance-based reward tied to achievement of short-term (annual) corporate, business unit and individual performance goals • Pays only if threshold performance levels or above are met
Long-Term Incentive — Restricted Stock Units (RSUs)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Links value to stock price
Long-Term Incentive — Performance Stock Units (PSUs)	Reward long-term stockholder value creation and emphasize a long-term view	Equity

•  Performance-based rewards tied to achievement of long-term Total Shareholder Return (TSR) goals

•  Vests only if threshold performance levels or above are met

•  Aligns executive and stockholder interests

•  Links value to stock price and emphasizes relative outperformance of shareholder returns

Other Benefits	Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefit	• 401(k) retirement plan available to all employees • Broad-based benefits available to all employees • Limited perquisites
Severance Agreements	Protects the Company and NEOs from certain termination events	Benefit

•  Facilitates an orderly transition in the event of management changes

•  Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

•  Provides confidentiality, non-compete and non-solicit protections

Notice and Proxy Statement 2023 37

ANALYSIS OF 2022 COMPENSATION DECISIONS

All compensation decisions for 2022 for Clear Channel Outdoor’s NEOs were made by the Compensation Committee.

Base Salary

We establish base salaries for NEOs that reflect each executive’s experience, expertise and the complexity of their role, as well as current competitive compensation data. The Compensation Committee reviews base salaries of our NEOs annually and approves increases considering factors such as performance and market competitiveness.

2022 Base Salary Decisions

In 2022, Mr. Wells and Ms. Feldman received base salary increases, as described below.

	12/31/2021 Salary	12/31/2022 Salary	Percent Change
Scott R. Wells(1)	$900,000	$1,100,000	22%
Brian D. Coleman	$650,000	$650,000	0.0%
Lynn A. Feldman(2)	$600,000	$650,000	7.7%
Jason A. Dilger(3)	$400,000	$400,000	0.0%

(1)

On July 28, 2021, in connection with his transition from Executive Vice President, Chief Executive Officer Clear Channel Outdoor Americas to Chief Executive Officer (as more fully described below), we entered into an amended and restated employment agreement with Mr. Wells, pursuant to which his base salary was increased from $900,000 to $1,100,000 per annum, effective January 1, 2022. In setting Mr. Wells’ compensation following his transition to Chief Executive Officer, the Compensation Committee considered the compensation practices of our peer group and the positive impact retention of a skilled leader for our executive team would have on the Company and our ability to maximize value for our stockholders.

(2)

On October 31, 2022, we entered into an amended and restated employment agreement with Ms. Feldman, pursuant to which her base salary was increased from $600,000 to $650,000 per annum, effective November 1, 2022.

(3)

Effective January 1, 2022, in connection with entering into an amended and restated employment agreement, Mr. Dilger received a base salary increase from $370,000 to $400,000, which was applied retroactively to October 1, 2021.

Annual Incentive Plan

The 2015 Executive Incentive Plan (the “Annual Incentive Plan”) provides NEOs with the opportunity to earn rewards based on the achievement of annual corporate and individual performance goals set by the Compensation Committee. Each NEO has a target award opportunity, with no minimum (that is, the actual payment could be 0%) and a maximum of 200% of their target opportunity.

Actual target awards are based on:

38 Notice and Proxy Statement 2023

After the end of the fiscal year, the Compensation Committee determines the earned amounts by measuring the level of achievement of the Adjusted EBITDA-based performance goals and the individual performance goals. No award is earned under the Adjusted EBITDA performance goal if a minimum threshold of performance (80% of the applicable target Adjusted EBITDA for each individual) is not achieved, and the maximum amount is earned only if the performance is at or above a maximum level (125% of the applicable target Adjusted EBITDA for each individual). The Compensation Committee may, at its discretion, modify the awards earned for the Adjusted EBITDA objective and/or individual performance goals, as applicable.

Annual Incentive Plan Financial Measure

We present Adjusted EBITDA as an externally reported measure of performance because we believe Adjusted EBITDA helps investors understand our operating performance as compared to other outdoor advertisers, it is widely used in practice and it is one of the primary measures used for planning and forecasting of future periods.

We define Adjusted EBITDA as revenue less direct operating expenses and selling, general and administrative expenses, excluding restructuring and other costs, which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs. For purposes of the annual incentive plan, Plan Adjusted EBITDA excludes bonus expenses.

Annual Incentive Plan Objectives and Results

For 2022, annual incentive plan objectives were established by the Compensation Committee at the beginning of the fiscal year for both CCOA and CCOH.

The financial objectives for our NEOs reflect their roles as follows:

•	The financial objectives for Mr. Wells and Mr. Coleman were based on Clear Channel Outdoor (CCOH) Adjusted EBITDA; and

•	The financial objectives for Ms. Feldman and Mr. Dilger were based on achievement of CCOH and CCOA Adjusted EBITDA (with the weighting split 35% on each).

Mr. Wells

2022 Individual Performance Objectives:

•	Deliver portfolio strategy and balance sheet enhancements;

•

Continue to drive CCOH’s technology transformation and CCOA’s digital transformation, including through delivery of division strategies for screen conversions and development, programmatic growth, and development of our RADAR toolkit;

•	Improve CCOH and CCOA monetization;

•	Enhance CCOH and CCOA culture, including through improving employee engagement;

•	Enhance investor relations, including through conducting an Investors Date; and

•	Drive outstanding execution through growth of CCOA EBITDA ahead of revenue, increasing CCOA’s digital footprint, and driving collaboration among CCOA teams;

Notice and Proxy Statement 2023 39

Key Achievements: Mr. Wells led the Clear Channel organization and our senior leadership team throughout 2022 with an increased focus on enhanced investor relations and technology transformation. Under Mr. Wells’ leadership, Clear Channel hosted its inaugural Investors Day. In addition, Mr. Wells continued to source tuck-in asset acquisitions in the United States, improved CCOH and CCOA monetization, increased our digital footprint by approximately 100 units, continued to improve employee engagement across the business and worked to ensure the company continued to have an ample level of liquidity while continuing to consider strategies to reduce the company’s leverage ratio.

Mr. Coleman

2022 Individual Performance Objectives:

•	Enhance corporate access and investor relations, including through actively participating in investor conferences, leading enhanced disclosure initiatives, and improving analyst coverage;

•	Enhance corporate identity and culture, including through optimizing staffing plans and employee engagement and promoting a culture of compliance;

•	Maintain operational excellence across our corporate finance function by overseeing cross-functional alignment of corporate finance units and implementing an effective capital allocation process;

•	Manage capital structure and ensure adequate liquidity; and

•	Manage and support strategic initiatives, including through optimizing our tax strategy with respect to initiatives to minimize cash impact.

Key Achievements: Mr. Coleman played a key role in the support and management of multiple critical strategic initiatives during the course of 2022, including providing ongoing support for our M&A-related activities and investor and analyst relationships. Mr. Coleman provided instrumental support and leadership with respect to the Company’s inaugural Investor Day. Mr. Coleman continued to lead CCOH’s highly functional corporate finance structure and executed on various global M&A initiatives. He worked to ensure the company continued to have an ample level of liquidity while continuing to consider strategies to reduce the company’s leverage ratio. Mr. Coleman continued to successfully manage functional challenges including work from home/partial return to office dynamics to ensure effective performance of corporate teams and delivery of financial support and services. Additionally, he assisted with successfully managing our CEO transition in early 2022.

Ms. Feldman

2022 Individual Performance Objectives:

•	Continue to enhance legal operations;

•	Provide effective board management and enhance corporate secretarial and public company functional improvements;

•	Further development of executive compensation function;

•	Continue to enhance CCOH’s employee talent pool and culture;

•	Continued development of compliance program; and

•	Deliver on corporate transactions.

Key Achievements: Ms. Feldman led the Clear Channel legal and compliance functions throughout 2022 and played a key role in developing our executive compensation function, including by implementing an expanded equity program. In addition, Ms. Feldman led several operational achievements within the legal function, including implementing the legal operations function and updated deal processes and further developing the compliance and internal training programs, as well as increasing employee engagement by 20 points. Ms. Feldman continued to support the roll out of diversity and inclusion and ESG initiatives within the organization. Additionally, she assisted with successfully managing our CEO transition in early 2022.

40 Notice and Proxy Statement 2023

Mr. Dilger

2022 Individual Performance Objectives:

•	Drive operational excellence within the global accounting function;

•	Provide accounting and transaction support for treasury initiatives;

•	Support strategic initiatives, including the European strategic alternatives, M&A and the continued digitization of our operations; and

•	Continue to optimize staffing plan and employee engagement.

Key Achievements: Mr. Dilger led the Clear Channel accounting and business services functions throughout 2022 and played a key role in supporting several strategic initiatives throughout the year, including strategic alternatives for our European businesses, M&A and divestiture transactions. He created enhancements to our financial reporting and earnings releases and provided invaluable support to our inaugural Investors Day including a number of enhanced disclosures. Mr. Dilger continued to provide direct responsibility for the Europe corporate accounting functions, which supported cost savings initiatives pursuant to restructuring programs, and he drove executional excellence across all his global accounting function teams. He improved business services support by enhancing both the robotic process automation and customer service support platforms and supporting the digitization of financial operations. In addition, he optimized staffing plans and implemented employee engagement initiatives that led to positive employee engagement survey scores.

2022 Annual Incentive Award (to be paid in March 2023)

As a result of strong business performance across all our business units, along with the achievement of their individual performance objectives, the Committee deemed that each of the NEOs achieved above “target” levels of their performance objectives and that it was appropriate to approve payouts between 115% and 118% of each NEO’s individual target opportunities. The following table provides a summary of the earned annual incentive payouts for each NEO in 2022, to be paid in March 2023.

	Total Target as a % of Base Salary	Total Target Award Opportunity	Financial Portion Weight	Financial Portion Actual % of Target	MBO Portion Weight	MBO Portion Actual % of Target	Total Actual as a % of Target	Total Actual Amount Awarded
Scott R. Wells	110%	$1,210,000	70%	125.1%	30%	100%	118%	$1,422,842
Brian D. Coleman	100%	$650,000	70%	125.1%	30%	100%	118%	$764,336
Lynn A. Feldman	100%	$608,356	70%	121.8%	30%	110%	118%	$719,649
Jason A. Dilger	60%	$240,000	70%	121.8%	30%	100%	115%	$276,706

Equity Grants

Equity grants help to align executive interests with those of our stockholders. We have designed our annual equity program to support the objectives of our business, align with market practice, and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation.

The annual equity grant was awarded to our NEOs on May 4, 2022. Our long-term incentive program varies by role and is made up of 35%-45% restricted stock units (RSUs) and 55%-65% performance stock units (PSUs). The following criteria are evaluated for each of our NEOs when determining the value of their annual equity award:

•	Performance over the long term;

•	Performance during the prior year;

•	Long-term potential;

•	Economics of certain equity grants made in prior years;

•	Retention considerations; and

•	Market practices for comparable positions.

Notice and Proxy Statement 2023 41

CEO Annual Equity Grant Mix	Other NEO Avg Annual Equity Grant Mix

	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Definition	Clear Channel Outdoor shares that vest upon meeting time-based vesting conditions	Clear Channel Outdoor shares that are earned by the executive upon achieving Relative Total Shareholder Return (TSR) performance goals and time-based vesting conditions
Value	Clear Channel Outdoor stock price at vesting	Clear Channel Outdoor stock price at vesting
% of Equity Grant	35% - 45%	55% - 65%
Performance Metric	Time	Relative Total Shareholder Return (TSR) relative to the S&P 600
Vesting	One-third annually (on the anniversary of the grant) over three years	0% to 150% after three-year performance period based on achievement of performance goal

Adoption of the 2012 Second Amended and Restated Stock Incentive Plan

On May 5, 2021, the Company’s stockholders approved the adoption of the 2012 Second Amended and Restated Equity Incentive Plan (the “2021 Plan”), which amends and restates the 2012 Amended and Restated Stock Incentive Plan. The 2021 Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock, restricted stock units, and performance-based cash and stock awards to any of the Company’s or its subsidiaries’ present or future directors, officers, employees, consultants, or advisers. The Company had 30,877,482 shares available for issuance under the 2021 Plan as of December 31, 2022, assuming a 100% payout of the Company’s outstanding performance stock units.

2022 Equity Compensation Decisions

On May 4, 2022, Messrs. Wells, Coleman and Dilger, and Ms. Feldman received the Annual Grants. The grant date fair value of each award was based on each NEO’s performance over the long term and during the prior year, their long-term potential and retention considerations, and market practices for comparable positions. On average, the equity grants consisted of 38% RSUs and 62% PSUs. The RSUs vest in three equal installments on April 1 of 2023, 2024 and 2025 for each NEO. The PSUs are earned based on the Company’s Relative Total Shareholder Return (TSR) achievement against the S&P 600 Index, and the entire earned amount will be paid out within 60 days following the end of the performance period on March 31, 2025.

	Annual RSUs	Annual PSUs	Total 2022 Grant Value(1)
Scott R. Wells	$763,045	$1,624,998	$2,388,043
Brian D. Coleman	$436,027	$749,998	$1,186,024
Lynn A. Feldman	$279,057	$479,998	$759,055
Jason A. Dilger	$127,537	$178,748	$306,285

(1)

This table excludes the one-time grant of restricted stock units made to Mr. Wells on January 20, 2022 in consideration of his senior leadership transition in early 2022 and significant contributions to the Company.

42 Notice and Proxy Statement 2023

Using Relative Total Shareholder Return (“TSR”) as the PSU Performance Metric

Relative TSR compared to the S&P 600 Index was selected as the performance metric for PSU awards because it rewards long-term stockholder value creation, aligning the interests of our executives and stockholders. The TSR of Clear Channel Outdoor will be measured at the end of the performance period relative to the S&P 600.

The TSR calculation for Clear Channel Outdoor and each of the companies in the S&P 600 will be based on the average stock price of each company over the 20 trading days following the beginning of the performance period, and the average stock price of each company over the 20 trading days prior to the end of the performance period (defined at grant). Based on the payout scale of the plan, the percentile rank translates into a payout percentage. If the TSR over the performance period for Clear Channel Outdoor is less than zero, the payout percentage is capped at 100%. The target number of shares is then multiplied times the payout percent to determine the earned number of shares that will be distributed to the participant once the award is vested.

PSUs Granted in 2022

Pursuant to the PSUs granted on May 4, 2022, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the performance period from April 1, 2022 to March 31, 2025:

Total Shareholder Return Relative to S&P 600

	Performance Goal	Performance Vesting Percentage
Below Threshold Level	<30th Percentile relative to S&P 600	0%
Threshold Level	30th Percentile relative to S&P 600	50%
Target Level	60th Percentile relative to S&P 600	100%
Maximum Level	90th Percentile relative to S&P 600	150%

Note: Straight line interpolation is used to determine the performance vesting percentage between threshold and maximum.

PSUs Granted in 2021 and 2020

We granted PSUs on July 27, 2021 (the “2021 PSUs”). The performance period for the 2021 PSUs is in progress, and the payout of the 2021 PSUs will not be determinable until after the performance period is completed on March 31, 2024. Pursuant to the 2021 PSUs, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the 2.75 year performance period from July 1, 2021 to March 31, 2024, based on the same performance goals as described for our 2022 PSUs.

We granted PSUs on October 20, 2020 (the “2020 PSUs”). The performance period for the 2020 PSUs is in progress, and the payout of the 2020 PSUs will not be determinable until after the performance period is completed on March 31, 2023. Pursuant to the 2020 PSUs, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the 2.5-year performance period from October 1, 2020 to March 31, 2023, based on the same performance goals as described for our 2022 PSUs.

EXECUTIVE BENEFITS AND PERQUISITES

In 2022, we provided retirement benefits to our NEOs through Company matching contributions to the 401(k) retirement savings plan as well as access to health, disability and life insurance programs, which are the same plans available to all U.S. employees.

The Company has a furnished apartment in New York City that Mr. Wells uses when he is working in our corporate office in New York. We also pay for Mr. Wells’ travel expenses between his home in Massachusetts and New York City, and certain other expenses, including transportation and non-working meals, while he is working in New York City. These amounts are included under “Other Compensation” in the Summary Compensation Table based on SEC guidance.

Notice and Proxy Statement 2023 43

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Guidelines

Our stock ownership guidelines, effective January 1, 2020, require all NEOs and other members of the Executive Team with a base salary of at least $500,000 to hold a minimum number of shares of Clear Channel Outdoor stock while serving in their leadership position. The guidelines are intended to further align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience.

Shares counted toward meeting the requirement include direct owned shares (including after-tax vested RSUs) and unvested RSUs. Unvested stock options and unearned PSUs do not count toward meeting the requirement. The ownership value for each participant will be measured annually based on the closing stock price as of December 31.

Current executives had five years from January 1, 2020 to meet the ownership guideline requirements for their position. New hires and newly promoted executives will have five years from their hire/promotion date to meet their requirement. Executives who have not yet met their requirement will be evaluated on a case-by-case basis.

Named Executive Officer	Stock Ownership Guideline
Scott R. Wells	5 times base salary
Brian D. Coleman	3 times base salary
Lynn A. Feldman	3 times base salary
Jason A. Dilger	1 times base salary

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits hedging and pledging of our securities by any employee, including our NEOs without the prior approval of our Chief Legal Officer’s office.

Clawback Policy

The Compensation Committee has adopted a Clawback Policy that is applicable to our current and former NEOs and such other senior executives and employees as the Compensation Committee may designate from time to time. The policy provides that if the Compensation Committee determines one or more such individuals committed fraud or willful misconduct that caused or contributed to Clear Channel Outdoor restating its financial statements due to material noncompliance with financial reporting requirements under the securities laws, then the Compensation Committee will require reimbursement or forfeiture of any excess cash or equity incentive compensation, as defined in the policy, received by such individuals during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. We are reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend our clawback policy when the NYSE adopts final listing standards in accordance with the final rules.

SEVERANCE AGREEMENTS

Each NEO is entitled to certain payments and benefits in certain termination situations or upon a change in control. Severance agreements are provided based on competitive market practice and the Company’s desire to ensure some level of income continuity should an executive’s employment be terminated without cause. Clear Channel Outdoor believes that its severance arrangements facilitate an orderly transition in the event of changes in management. For further information on severance payments and benefits, see “Executive Compensation—Potential Post-Employment Payments”.

44 Notice and Proxy Statement 2023

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Section 162(m) of the Code placed a limit of $1,000,000 on the amount of compensation Clear Channel Outdoor could deduct for Federal income tax purposes in any one year with respect to certain senior executives of Clear Channel Outdoor, which we referred to herein as the “Covered Employees.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2018, such that compensation paid to Clear Channel Outdoor’s covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to Clear Channel Outdoor and to the Covered Employees of various payments and benefits. To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and may award compensation that is not deductible to the extent consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

Clear Channel Outdoor accounts for stock-based payments, including awards under the 2021 Plan, in accordance with the requirements of FASB ASC Topic 718.

Notice and Proxy Statement 2023 45

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2022 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Thomas C. King (Chair)

Lisa Hammitt

Joe Marchese

46 Notice and Proxy Statement 2023

EXECUTIVE COMPENSATION TABLES

The Summary Compensation Table below provides compensation information for the years ended December 31, 2022, 2021 and 2020 for our NEOs, which consist of the principal executive officer, the principal financial officer and our next two most highly compensated executive officers serving during 2022.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Scott R. Wells President and Chief Executive Officer	2022	1,100,000	—	3,350,658	1,422,842	89,121	5,962,621
	2021	900,000	—	1,825,856	1,557,000	108,978	4,391,834
	2020	832,500	—	1,159,223	405,000	137,683	2,534,406
Brian D. Coleman Executive Vice President, Chief Financial Officer	2022	650,000	—	1,186,024	764,336	5,000	2,605,360
	2021	650,000	—	1,448,511	1,105,000	5,000	3,208,511
	2020	617,500	—	966,019	292,500	5,000	1,881,019
Lynn A. Feldman Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	608,356	—	759,055	719,649	5,000	2,092,060
	2021	600,000	—	1,119,856	1,038,000	9,579	2,767,436
	2020	570,000	93,375	676,213	270,000	26,293	1,635,881
Jason A. Dilger Chief Accounting Officer	2022	400,000	—	306,285	276,706	5,000	987,991
	2021	378,769	—	374,907	391,909	7,002	1,152,586
	2020	351,500	—	193,204	99,900	11,933	656,537

(a)	The amount reflects for Ms. Feldman, for 2020, a cash payment of $93,375 as a retention award.

(b)

The amounts shown in the Stock Awards column include the full grant date fair value of options, restricted stock, restricted stock units (“RSUs”) and performance stock units (“PSUs”) awarded to Messrs. Wells, Coleman, Dilger and Ms. Feldman, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock awards and RSUs, the grant date fair value is based on the closing price of common stock on the date of grant. For PSUs, the grant date fair value is based on a Monte Carlo simulation model as of the grant date. The probable outcome for the PSUs awarded in 2022 was estimated at the target payout level, or 100%. The grant date fair value of PSUs awarded in 2022 assuming the target and maximum levels of performance are achieved are as follows:

Name	Grant Date Fair Value Assuming Target Performance ($)	Grant Date Fair Value Assuming Maximum Performance ($)
Mr. Wells	1,624,998	2,437,497
Mr. Coleman	749,998	1,124,997
Ms. Feldman	479,998	719,997
Mr. Dilger	178,748	268,122

For further discussion of the assumptions made in valuation, see also Note 13-Stockholders’ Deficit beginning on page 92 of our 2022 Annual Report on our Form 10-K.

(c)

The amounts reflect cash payments for 2022, 2021 and 2020 from Clear Channel Outdoor as annual incentive plan awards under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

(d)	As described below, for 2022 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of Messrs. Wells, Coleman, and Dilger and Ms. Feldman;

•	the cost of housing and related expenses in New York City for the benefit of Mr. Wells; and

•	the cost of transportation related to commuting for the benefit of Mr. Wells.

	Wells	Coleman	Feldman	Dilger
401(k) contributions	$5,000	$5,000	$5,000	$5,000
Housing & related expenses	$54,960	—	—	—
Commuting expenses	$29,161	—	—	—
Total	$89,121	$5,000	$5,000	$5,000

Notice and Proxy Statement 2023 47

The value of all benefits included in the All Other Compensation column is based on actual costs. For a description of the items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

The value of the apartment made available to Mr. Wells is based on annual rent and related expenses paid by Clear Channel Outdoor, and the value of his travel and other expenses for 2022 is based on actual costs to Clear Channel Outdoor.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Messrs. Wells, Coleman and Dilger, and Ms. Feldman have employment agreements with us. Certain elements of their compensation are determined based on their respective employment agreements. The descriptions of the employment agreements effective as of December 31, 2022 set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Each of the employment agreements discussed below provides for severance payments as described under “—Potential Post-Employment Payments” in this Proxy Statement, which descriptions are incorporated herein by reference.

Scott R. Wells

Mr. Wells assumed the role of President and Chief Executive Officer of the Company on January 1, 2022 and was appointed as a member of the Board.

In connection with the appointment of Mr. Wells as Chief Executive Officer, the Company and Mr. Wells entered into an amended and restated employment agreement, dated as of July 28, 2021 (the “Wells Amended and Restated Employment Agreement”).

Under the Wells Amended and Restated Employment Agreement, Mr. Wells receives an annual base salary equal to $1,100,000 and is eligible to earn an annual performance bonus based on the achievement of financial and performance criteria established by Clear Channel Outdoor and approved in the annual budget. The target performance bonus that may be earned will be not less than 110% of Mr. Wells’ base salary amount. In addition to the annual bonus, Mr. Wells is also eligible for an additional long-term incentive opportunity (the “Long-Term Incentive Amount”) from Clear Channel Outdoor with an approximate value of not less than $2,000,000. Mr. Wells also received a one-time grant of restricted stock units with a grant value equal to $962,615. Mr. Wells is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

During Mr. Wells’ employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Wells is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Wells is also subject to customary confidentiality, work product and trade secret provisions.

Brian D. Coleman

Employment Agreement Effective in 2022

Clear Channel Outdoor and Brian D. Coleman entered into an employment agreement, dated May 1, 2019 (the “2022 Coleman Employment Agreement”), which superseded and replaced Mr. Coleman’s prior employment agreement.

The initial term of the 2022 Coleman Employment Agreement would end on April 30, 2023, and thereafter would extend for additional three year periods unless Clear Channel Outdoor or Mr. Coleman provided written notice of non-renewal between October 1 and November 1 (the “Notice of Non-Renewal Period”) prior to the end of the then applicable employment period. Under the 2022 Coleman Employment Agreement, Mr. Coleman receives an annual base salary of $650,000, which is subject to increase at Clear Channel Outdoor’s discretion.

During the term of the 2022 Coleman Employment Agreement, Mr. Coleman is eligible to receive (i) an annual performance bonus with a target of not less than 100% of his base salary based on applicable performance goals to be set by Clear Channel Outdoor, (ii) a one-time long-term incentive opportunity with an approximate value of $500,000, to be allocated between stock options and restricted stock at the discretion of the Compensation Committee and (iii) additional long-term incentive opportunities, with an approximate value of $300,000 per award, to be allocated between stock options and restricted stock at the discretion of the Compensation Committee. Mr. Coleman is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

48 Notice and Proxy Statement 2023

Clear Channel Outdoor may elect at any time prior to the Notice of Non-Renewal Period to place Mr. Coleman in a consulting status for 12 months (a “Consulting Period”). During a Consulting Period, Clear Channel Outdoor will limit its requests for services to allow Mr. Coleman to accept and perform non-competitive services, but his eligibility to participate in certain benefit plans may change or be terminated in accordance with such benefit plans, and any vacation benefits, long-term incentive awards or options shall not continue to vest or accrue. A Consulting Period under the employment agreement will be coextensive with and may extend the term of Mr. Coleman’s employment under the employment agreement, after which such employment period shall end.

During Mr. Coleman’s employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Coleman is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Coleman is also subject to customary confidentiality, work product and trade secret provisions.

Employment Agreement Effective as of April 1, 2023

On March 7, 2023, Clear Channel Outdoor and Mr. Coleman entered into an amended and restated employment agreement (the “Coleman Amended and Restated Employment Agreement”), effective as of April 1, 2023. The Coleman Amended and Restated Employment Agreement supersedes the 2022 Coleman Employment Agreement.

The initial term of the Coleman Amended and Restated Employment Agreement ends on March 31, 2026 and will be automatically extended for additional two-year periods, unless the Company or Mr. Coleman gives prior written notice of non-renewal between September 1 and October 1 prior to the end of the then-applicable employment period.

Under the Coleman Amended and Restated Employment Agreement, Mr. Coleman receives an annual base salary of $700,000, which is subject to increase at Clear Channel Outdoor’s discretion. During the term of the Coleman Amended and Restated Employment Agreement, Mr. Coleman is eligible to receive (i) an annual performance bonus with a target of not less than 100% of his base salary (and prorated for changes in base salary or bonus target that occur during the applicable plan year) based on applicable performance goals to be set by the Compensation Committee, and (ii) beginning in 2023, an annual long-term incentive opportunity, with a target value equal $1,350,000; provided, that, in no event will the grant date fair value be less than $300,000. Mr. Coleman is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

Other than the removal of the Consulting Period, the other terms of the Coleman Amended and Restated Employment Agreement are substantially similar to those of the 2022 Coleman Employment Agreement.

Lynn A. Feldman

Effective November 1, 2022, Clear Channel Outdoor and Ms. Feldman entered into an amended and restated employment agreement (the “Feldman Employment Agreement”). The Feldman Employment Agreement supersedes the prior employment agreement between Ms. Feldman and Clear Channel Outdoor effective June 27, 2016, as amended on May 1, 2019 and January 1, 2020.

The initial term of the Feldman Employment Agreement ends on October 31, 2025 and will be automatically extended for additional two year periods, unless the Company or Ms. Feldman gives prior written notice of non-renewal of the Feldman Employment Agreement between March 1 and March 31 prior to the end of the then-applicable employment term.

Pursuant to the Feldman Employment Agreement, Ms. Feldman will (i) receive an annual base salary of $650,000, (ii) be eligible to receive an annual performance bonus with a target of 100% of her annual base salary, and (iii) beginning in 2023, an annual long-term incentive opportunity with an annual target value equal to $825,000; provided, that, in no event will the grant date fair value be less than $300,000. Ms. Feldman is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

During Ms. Feldman’s employment with Clear Channel Outdoor and for 12 months thereafter, Ms. Feldman is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Ms. Feldman is also subject to customary confidentiality, work product and trade secret provisions.

Notice and Proxy Statement 2023 49

Jason A. Dilger

On January 20, 2022, Clear Channel Outdoor and Mr. Dilger entered into an amended and restated employment agreement (the “Dilger Amended and Restated Employment Agreement”), effective as of January 1, 2022.

The initial term of the Dilger Amended and Restated Employment Agreement ends on January 1, 2025 and will be automatically extended for additional three-year periods, unless the Company or Mr. Dilger gives prior written notice of non-renewal of the Dilger Amended and Restated Employment Agreement between June 1 and July 1 prior to the end of the then-applicable employment term.

Pursuant to the Dilger Amended and Restated Employment Agreement, Mr. Dilger will (i) receive a base salary at an annualized rate of $400,000 retroactive to October 1, 2021, (ii) be eligible to receive an annual performance bonus with a target of 60% of his annual base salary and (iii) be eligible for an annual equity incentive grant with an approximate value of not less than $325,000 per award.

During the term of Mr. Dilger’s employment and for 12 months thereafter, Mr. Dilger is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with Clear Channel Outdoor’s other senior executives. Mr. Dilger also is subject to customary confidentiality, work product and trade secret provisions.

GRANTS OF PLAN BASED AWARDS

Stock Incentive Plans

Clear Channel Outdoor grants equity incentive awards to NEOs and other eligible participants under the 2021 Plan. The 2021 Plan is intended to facilitate the ability of Clear Channel Outdoor to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The 2021 Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, restricted stock units and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to Clear Channel Outdoor or its subsidiaries.

The 2021 Plan is administered by the Compensation Committee, except that the entire Board has sole authority for granting and administering awards to non-employee directors. The Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2021 Plan. The Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the 2021 Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plan

As discussed above, NEOs also are eligible to receive awards under the Annual Incentive Plan. See “Compensation Discussion and Analysis—Analysis of 2022 Executive Compensation Decisions—Annual Incentive Plan” for a more detailed description of the Annual Incentive Plan and the grant of awards to the NEOs thereunder.

The following table sets forth certain information concerning plan-based awards granted to the NEOs during the year ended December 31, 2022.

50 Notice and Proxy Statement 2023

Grants of Plan-Based Awards During 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards(a) ($)

Scott R. Wells	N/A(b)	—	1,210,000	2,420,000	—	—	—	—	—	—	—
	1/20/22(c)	—	—	—	—	—	—	311,526	—	—	962,615
	5/4/22(d)	—	—	—	—	—	—	294,612	—	—	763,045
	5/4/22(d)	—	—	—	300,926	601,851	902,777	—	—	—	1,624,998

Brian D. Coleman	N/A(b)	—	650,000	1,300,000	—	—	—	—	—	—	—
	5/4/22(e)	—	—	—	—	—	—	168,350	—	—	436,026
	5/4/22(e)	—	—	—	138,889	277,777	416,666	—	—	—	749,998

Lynn Feldman	N/A(b)	—	608,356	1,216,712	—	—	—	—	—	—	—
	5/4/22(f)	—	—	—	—	—	—	107,744	—	—	279,057
	5/4/22(f)	—	—	—	88,889	177,777	266,666	—	—	—	479,998

Jason Dilger	N/A(b)	—	240,000	480,000	—	—	—	—	—	—	—
	5/4/22(g)	—	—	—	—	—	—	49,242	—	—	127,537
	5/4/22(g)	—	—	—	33,102	66,203	99,305	—	—	—	178,748

(a)

The amounts in the table reflect the full grant date fair value of options, RSUs and PSUs computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. The grant date fair value of time-vesting RSUs is based on the closing price of our common stock on the date of grant. The grant date fair value of PSUs is based on a Monte Carlo valuation as of the grant date assuming achievement at the target payout level, or 100%. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 13-Stockholders’ Deficit beginning on page 92 of our 2022 Annual Report on Form 10-K.

(b)

Messrs. Wells, Coleman and Dilger and Ms. Feldman received cash incentive awards from Clear Channel Outdoor under the Annual Incentive Plan. For further discussion of the 2022 cash incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.

(c)

On January 20, 2022, Mr. Wells received a grant of 311,526 shares of Clear Channel Outdoor’s Class A common stock. The RSUs will vest 1/3 on each of January 20, 2023, January 20, 2024 and January 20, 2025.

(d)

On May 4, 2022, Mr. Wells received a grant of 896,463 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 294,612 shares of the award are time-vesting, with one-third vesting on each of April 1, 2023, April 1, 2024 and April 1, 2025; (2) 601,851 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2025.

(e)

On May 4, 2022, Mr. Coleman received a grant of 446,127 shares of Clear Channel Outdoor’s Class A common stock. The RSUs will vest as follows: (1) 168,350 shares of the award are time-vesting, with one-third vesting on each of April 1, 2023, April 1, 2024 and April 1, 2025; (2) 277,777 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2025.

(f)

On May 4, 2022, Ms. Feldman received a grant of 285,521 shares of Clear Channel Outdoor’s Class A common stock. The RSUs will vest as follows: (1) 107,744 shares of the award are time-vesting, with one-third vesting on each of April 1, 2023, April 1, 2024 and April 1, 2025; (2) 177,777 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2025.

(g)

On May 4, 2022, Mr. Dilger received a grant of 115,445 shares of Clear Channel Outdoor’s Class A common stock. The RSUs will vest as follows: (1) 49,242 shares of the award are time-vesting, with one-third vesting on each of April 1, 2023, April 1, 2024 and April 1, 2025; (2) 66,203 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2025.

Notice and Proxy Statement 2023 51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards of the NEOs at December 31, 2022.

Outstanding Equity Awards at December 31, 2022

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option	Option	Number of Shares or Units of Stock That		Market of Value of Shares or Unites of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
Name	(#) Exercisable		(#) Unexercisable		Exercise Price ($)	Expiration Date	Have Not Vested (#)		Have Not Vested(a) ($)	Not Vested (#)		Have Not Vested(a) ($)

Scott R. Wells	253,950	(b)	84,650	(b)	6.85	3/3/2025	—		—	—		—
	37,764		—		7.71	6/15/2025	—		—	—		—
	25,654		—		5.69	6/3/2026	—		—	—		—
	—		—		—	—	194,175	(c)	203,884	—		—
	—		—		—	—	—		—	600,000	(d)	630,000
	—		—		—	—	252,016	(e)	264,617	—		—
	—		—		—	—	—		—	183,824	(f)	193,015
	—		—		—	—	311,526	(g)	327,102	—		—
	—		—		—	—	294,612	(h)	309,343	—		—
	—		—		—	—	—		—	300,926	(i)	315,972

Brian D. Coleman	—		—		—	—	52,301	(j)	54,916	—		—
	—		—		—	—	161,812	(c)	169,903	—		—
	—		—		—	—	—		—	500,000	(d)	525,000
	—		—		—	—	199,933	(e)	209,930	—		—
	—		—		—	—	—		—	145,833	(f)	153,125
	—		—		—	—	168,350	(h)	176,768	—		—
	—		—		—	—	—		—	138,889	(i)	145,833

Lynn A. Feldman	11,043		—		5.54	7/7/2026	—		—	—		—
	—		—		—	—	20,921	(j)	21,967	—		—
	—		—		—	—	113,269	(c)	118,932	—		—
	—		—		—	—	—		—	350,000	(d)	367,500
	—		—		—	—	154,570	(e)	162,299	—		—
	—		—		—	—	—		—	112,745	(f)	118,382
	—		—		—	—	107,744	(h)	113,131	—		—
	—		—		—	—	—		—	88,889	(i)	93,333

Jason A. Dilger	2,778		—		4.65	4/10/2023	—		—	—		—
	2,778		—		5.85	4/4/2024	—		—	—		—
	3,776		—		7.71	6/15/2025	—		—	—		—
	3,078		—		5.69	6/3/2026	—		—	—		—
	—		—		—	—	32,363	(c)	33,981	—		—
	—		—		—	—	—		—	100,000	(d)	105,000
	—		—		—	—	51,747	(e)	54,334	—		—
	—		—		—	—	—		—	37,745	(f)	39,632
	—		—		—	—	49,242	(h)	51,704	—		—
	—		—		—	—	—		—	33,102	(i)	34,757

(a)	Market value is based upon the closing sale price of Clear Channel Outdoor common stock on December 31, 2022 of $1.05.

(b)

Mr. Wells’ grant of time-vesting options to purchase 169,300 shares of common stock vested in four equal annual installments beginning on March 3, 2016. Mr. Wells’ grant of performance-based options to purchase 169,300 shares of common stock vested 50% on February 3, 2020 based upon the achievement of an OIBDAN target, and as of December 31, 2022, 50% remain subject to vesting based upon achievement of Adjusted EBITDA targets.

(c)	The outstanding RSUs, which were granted on October 20, 2020, will vest on April 1, 2023.

(d)

The PSUs granted on October 20, 2020 will vest, if at all, based on the Relative TSR over a performance period commencing on October 1, 2020 and ending on March 31, 2023. As of December 31, 2022, the Company’s achievement level of Relative TSR was between the threshold and target levels of performance. Accordingly, the number of shares reported in the table reflect amounts based on target performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

52 Notice and Proxy Statement 2023

(e)	The outstanding RSUs, which were granted on July 27, 2021, will vest in annual equal installments on each of April 1, 2023 and April 1, 2024.

(f)

The PSUs granted on July 27, 2021 will vest, if at all, based on the Relative TSR over a performance period commencing on July 1, 2021 and ending on March 31, 2024. As of December 31, 2022, the Company’s achievement level of Relative TSR was below the threshold level of performance. Accordingly, the number of shares reported in the table reflect amounts based on threshold performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(g)	Mr. Wells’ RSU award will vest in three equal installments on January 20, 2023, January 20, 2024, and January 20, 2025.

(h)	The outstanding RSUs, which were granted on May 4, 2022, will vest in three equal installments on April 1, 2023, April 1, 2024, and April 1, 2025.

(i)

The PSUs granted on May 4, 2022 will vest, if at all, based on the Relative TSR over a performance period commencing on April 1, 2022 and ending on March 31, 2025. As of December 31, 2022, the Company’s achievement level of Relative TSR was below the threshold level of performance. Accordingly, the number of shares reported in the table reflect amounts based on threshold performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(j)	The outstanding restricted stock awards, which were granted on May 22, 2019, will vest on May 22, 2023.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the NEOs during the year ended December 31, 2022.

Option Exercises and Stock Vested During 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
Scott R. Wells	—	—	776,061	$2,281,765
Brian D. Coleman	—	—	546,963	1,644,300
Lynn A. Feldman	—	—	414,776	1,242,455
Jason A. Dilger	—	—	106,298	327,815

(a)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(b)

Represents the value of the exercised options, calculated by multiplying (1) the number of shares to which the option exercise related by (2) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(c)	Represents the gross number of shares acquired on vesting of restricted shares or RSUs, without taking into account any shares withheld to satisfy applicable tax obligations.

(d)

Represents the value of the vested restricted shares or RSUs calculated by multiplying (1) the number of vested restricted shares or restricted stock units by (2) the closing price on the vesting date.

PENSION BENEFITS

Clear Channel Outdoor does not sponsor any pension plans in which the NEOs participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Clear Channel Outdoor does not sponsor any non-qualified deferred compensation plans in which the NEOs participate.

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for Messrs. Wells, Coleman and Dilger, and Ms. Feldman using an assumed December 31, 2022 trigger event for each scenario.

Scott R. Wells

Termination due to Death. If Mr. Wells’ employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Mr. Wells but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

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Termination due to Disability. If Mr. Wells’ employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor for Cause. If Mr. Wells’ employment is terminated by Clear Channel Outdoor for Cause, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor without Cause, Non-renewal by Clear Channel Outdoor or Termination by Mr. Wells for Good Reason. If Clear Channel Outdoor terminates Mr. Wells’ employment without Cause or does not renew the employment agreement, or if Mr. Wells terminates employment for Good Reason, then Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. In addition, if Mr. Wells signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor: (i) Clear Channel Outdoor will pay Mr. Wells, in periodic payments in accordance with ordinary payroll practices and deductions, his current base salary for 18 months (the “Severance Payments” or “Severance Pay Period”); (ii) Mr. Wells will be eligible for a pro-rata bonus (“Pro-Rata Bonus”), calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Wells will receive such Pro-Rata Bonus only if Mr. Wells would have earned the bonus had Mr. Wells remained employed through the end of the applicable calendar year. Calculation and payment of the bonus, if any, shall be pursuant to the plan in effect during the termination year; (iii) Clear Channel Outdoor will pay Mr. Wells a separation bonus in an amount equal to the target bonus to which Mr. Wells would be entitled for the year in which his employment terminates, payable in a lump sum; (iv) Clear Channel Outdoor will pay Mr. Wells in a lump sum an amount equal to the product of (A) 18 and (B) the COBRA premiums Mr. Wells would be required to pay if he elected pursuant to COBRA to continue the health benefits coverage he had prior to the termination date (less the amount that Mr. Wells would have to pay for such coverage as an active employee) (the “COBRA Payment”), less applicable federal and state withholdings and all other applicable deductions; and (v) any unvested time vesting equity awards scheduled to vest within the 12 month period following the date of termination shall vest in full on the date of termination. Any unvested performance vesting options shall remain eligible to vest for the three-month period following the date of termination. Any unvested time-vesting equity awards scheduled to vest within 12 months following the termination date, will vest in full on the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) 1/3 of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is the one year prior to the vesting date (or other applicable performance metric). The portion of the RSUs that are subject to performance-based vesting that remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement and, if earned, will then be distributed to Mr. Wells within 60 days.

Non-Renewal by Mr. Wells. If Mr. Wells gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. If the termination date is before the end of the then current employment period, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Wells an amount equal to Mr. Wells’ pro-rata base salary through the end of the then current employment period.

If Mr. Wells is in breach of any post-employment obligations or covenants, or if Mr. Wells is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, severance payments shall cease.

If Mr. Wells is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Mr. Wells’ new base salary is less than his previous base salary, Clear Channel Outdoor shall pay Mr. Wells the difference between his previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is defined as Mr. Wells’: (1) willful misconduct; (2) willful refusal or repeated failure to perform his duties (other than due to disability); (3) willful refusal or repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other criminal conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of his employment agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies that has or would result in material injury to Clear Channel Outdoor.

54 Notice and Proxy Statement 2023

The term “Good Reason” includes: (1) a material reduction in Mr. Wells’ base compensation; (2) a required relocation of Mr. Wells’ residence to a location more than 35 miles from its current location; (3) a material reduction in duties, authority or responsibilities; (4) a requirement that Mr. Wells report to any person of lesser authority than the Board; or (5) a material breach by Clear Channel Outdoor of the terms of the employment agreement.

Brian D. Coleman

2022 Coleman Employment Agreement

Termination due to Death. If Mr. Coleman’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Coleman’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Coleman’s employment for Cause, Clear Channel Outdoor will pay to Mr. Coleman his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Mr. Coleman for Good Cause. If Clear Channel Outdoor terminates Mr. Coleman’s employment without Cause or does not renew the agreement, or if Mr. Coleman terminates for Good Cause, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Coleman, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Coleman’s current base salary for 12 months. Further, Mr. Coleman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Coleman is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Notwithstanding anything to the contrary set forth in any equity award agreements, any unvested Clear Channel Outdoor equity awards will vest in full on the date of termination.

Non-Renewal by Mr. Coleman. If Mr. Coleman gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then current employment period, and if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Coleman an amount equal to his pro-rata base salary through the end of the then current employment period.

If Mr. Coleman is in breach of any post-employment obligations or covenants, or if Mr. Coleman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Coleman is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Mr. Coleman’s new base salary is less than his previous base salary, Clear Channel Outdoor shall pay Mr. Coleman the difference between his previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is defined as Mr. Coleman’s: (1) willful misconduct; (2) willful and repeated failure to perform his duties (other than due to disability); (3) willful and repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Coleman, or other conduct that has or would result in material injury to Clear Channel Outdoor; (5) a material breach of his employment agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies made known to Mr. Coleman.

Notice and Proxy Statement 2023 55

The term “Good Cause” includes: (1) a change in reporting lines such that Mr. Coleman no longer reports directly to our Chief Executive Officer; (2) a required relocation of Mr. Coleman’s offices to a location more than 50 miles from the San Antonio metropolitan area; (3) Clear Channel Outdoor’s continued breach of the terms of the agreement after being provided written notice of such breach by Mr. Coleman; (4) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by Clear Channel Outdoor in light of compensation for similarly situated employees; (5) a substantial and unusual reduction in responsibilities or authority; or (6) a reduction in Mr. Coleman’s base salary or annual bonus target.

Coleman Amended and Restated Employment Agreement

Pursuant to the Coleman Amended and Restated Employment Agreement, if Clear Channel Outdoor terminates Mr. Coleman’s employment without Cause or does not renew the agreement, or if Mr. Coleman terminates for Good Cause (each as defined therein), Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Coleman, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Coleman’s current base salary for 12 months. Further, Mr. Coleman will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and pro-rated to reflect Mr. Coleman’s period of employment during the performance period through the date of termination. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Notwithstanding anything to the contrary set forth in any equity award agreements between the Company and Mr. Coleman (except in circumstances where treatment more favorable to Mr. Coleman is provided in any such equity award agreement), (x) any unvested Clear Channel Outdoor equity awards granted prior to the effective date of the Coleman Amended and Restated Employment Agreement (the “Effective Date”) will vest in full on the date of termination; (y) any unvested time-vesting equity awards granted after the Effective Date which are scheduled to vest within the 12 month period following the date of termination will vest in full on the date of termination; and (z) any outstanding and unvested performance stock units granted after the Effective Date will vest as follows: (i) one-third of the target number of shares underlying the performance stock units are eligible to vest if the date of termination is before the date which is two years prior to the vesting date (as defined in the applicable award agreement), (ii) two-thirds of the target number of shares underlying the performance stock units are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date, and (iii) one hundred percent of the target number of shares underlying the performance stock units are eligible to vest if the date of termination is on or after the date which is one year prior to the vesting date. The portion of the performance stock units eligible to vest will remain outstanding and eligible to be earned at the end of the applicable performance period based on the relative total shareholder return performance (or other applicable performance metric) as outlined in the applicable award agreement and, if earned, will then be distributed to Mr. Coleman within 60 days.

The other terms of the Coleman Amended and Restated Employment Agreement are substantially similar to those of the 2022 Coleman Employment Agreement.

Lynn A. Feldman

Termination due to Death. If Ms. Feldman’s employment is terminated due to death, Clear Channel Outdoor will pay to her designee or, if no designee, to her estate her accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Ms. Feldman but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

Termination due to Disability. If Ms. Feldman’s employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to her.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment for Cause, Clear Channel Outdoor will pay to Ms. Feldman accrued and unpaid base salary through the termination date and any payments required under applicable benefit plans.

56 Notice and Proxy Statement 2023

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Ms. Feldman for Good Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment without Cause or does not renew the agreement, or if Ms. Feldman terminates for Good Cause, Clear Channel Outdoor will pay her the Accrued Obligations. In addition, if Ms. Feldman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Ms. Feldman, in periodic payments in accordance with ordinary payroll practices and deductions, Ms. Feldman’s current base salary for 12 months. Further, Ms. Feldman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Ms. Feldman is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Any unvested time-vesting equity awards scheduled to vest within 12 months following the termination date will vest in full on the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) 1/3 of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is the one year prior to the vesting date (or other applicable performance metric). The portion of the RSUs that are subject to performance-based vesting that remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement and, if earned, will then be distributed to Ms. Feldman within 60 days.

Non-Renewal by Ms. Feldman. If Ms. Feldman gives notice of non-renewal of the agreement in accordance with the terms of the agreement, Clear Channel Outdoor will pay her the Accrued Obligations.

If Ms. Feldman is in breach of any post-employment obligations or covenants, or if Ms. Feldman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Ms. Feldman is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Ms. Feldman’s new base salary is less than her previous base salary, Clear Channel Outdoor shall pay Ms. Feldman the difference between her previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is defined as Ms. Feldman’s: (1) willful misconduct; (2) material non-performance of her duties (other than due to disability); (3) repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Ms. Feldman, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of her employment agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies.

The term “Good Cause” includes: (1) a material and substantial diminution of duties or responsibilities or Ms. Feldman’s removal as Executive Vice President and/or general counsel; (2) a required relocation of Ms. Feldman’s principal place of work to a location more than 30 miles from the current location in New York, New York; or (3) a significant reduction in Ms. Feldman’s base salary or annual bonus target.

Jason A. Dilger

Termination due to Death. If Mr. Dilger’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Dilger’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Dilger’s employment for Cause, Clear Channel Outdoor will pay to Mr. Dilger his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Notice and Proxy Statement 2023 57

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor. If Clear Channel Outdoor terminates Mr. Dilger’s employment without Cause or does not renew the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Dilger, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Dilger’s current base salary for 12 months. Further, Mr. Dilger will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and paid at the time annual bonuses are paid to other Clear Channel Outdoor employees. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

Non-Renewal by Mr. Dilger. If Mr. Dilger gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then current employment period, and if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Dilger an amount equal to his pro-rata base salary through the end of the then-current employment period.

If Mr. Dilger is in breach of any post-employment obligations or covenants, or if Mr. Dilger is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Dilger is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease; however, if Mr. Dilger’s base salary following such rehiring is less than his base salary in effect immediately prior to his termination, Clear Channel Outdoor shall pay Mr. Dilger, for the remainder of the severance pay period, the pro-rata difference between his base salary as in effect immediately prior to the termination and his salary following such rehiring.

Under the agreement, “Cause” is defined as Mr. Dilger’s: (1) willful misconduct; (2) non-performance of duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Dilger, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of his employment agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies.

Equity Award Treatment

Pursuant to the terms of the 2021 Plan and applicable award agreements, if an NEO’s employment terminates due to death or disability, then unvested RSUs and PSUs will vest in full (with such vesting to be at the target level with respect to PSUs), and unvested restricted stock awards will be forfeited for no consideration. If an NEO’s employment terminates due to Retirement (as defined in the applicable award agreement), with respect to then unvested RSUs and PSUs, the NEO will vest in the portion of the award that would have vested in the ordinary course during the 12-month period following such Retirement (with such pro rata portion to be at the target level with respect to PSUs), and then unvested restricted stock awards will be forfeited for no consideration.

Upon a Change in Control (as defined in the applicable award agreement), the Compensation Committee may elect to (i) accelerate the vesting of all or a portion of the award, (ii) cancel the award and pay the NEO an amount of cash, shares of stock or combination thereof equal to the Change in Control Price (as defined in the applicable award agreement) for a number of shares equal to the vested RSUs or target number of PSUs, (iii) provide for the assumption, substitution or continuation of RSUs or PSUs by the successor company or a parent or subsidiary of the successor company, (v) with respect to PSUs, certify the extent to which the performance conditions have been achieved prior to the conclusion of the performance period, with such PSUs to remain subject to time-based vesting conditions through the conclusion of the performance period, or (v) make such adjustments to the RSUs or PSUs then outstanding as the Compensation Committee deems appropriate to reflect such Change in Control; provided, however, the Compensation Committee may determine that no adjustment is necessary.

In the event that an NEO is terminated by the Company without Cause (as defined in the applicable award agreement) within 12 months following a Change in Control, then 100% of then unvested RSUs and restricted stock awards will vest and then unvested PSUs will vest at target level.

58 Notice and Proxy Statement 2023

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those NEOs. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination without “Cause” or Resignation for “Good Reason”		Termination due to “Disability”	Termination due to Death	Retirement or Resignation without “Good Reason”	“Change in Control” without Termination(b)	“Change in Control” with Termination

Scott R. Wells	Cash payment	$4,282,842	(c)	$—	$—	$—	$—	$4,282,842	(c)
	Cash Value of Benefits(d)	$15,142		$—	$—	$—	$—	$15,142
	Vesting of equity awards(e)	$1,646,342		$2,752,919	$2,752,919	$—	$—	2,752,919
	TOTAL	$5,944,326		$2,752,919	$2,752,919	$—	$—	7,050,903

Brian D. Coleman	Cash payment	$1,414,336	(f)	$—	$—	$—	$—	1,414,336	(f)
	Vesting of equity awards(e)	$1,734,431		$1,679,515	$1,679,515	$—	$—	1,734,431
	TOTAL	$3,148,767		$1,679,515	$1,679,515	$—	$—	3,148,767

Lynn A. Feldman	Cash payment	$1,369,649	(f)	$—	$—	$—	$—	1,369,649	(f)
	Vesting of equity awards(e)	$847,324		$1,185,293	$1,185,293	$—	$—	1,207,260
	TOTAL	$2,216,973		$1,185,293	$1,185,293	$—	$—	2,576,909

Jason A. Dilger	Cash payment	$676,706	(f)	$—	$—	$—	$—	676,706	(f)
	Vesting of equity awards(e)	$—		$393,797	$393,797	$—	$—	393,797
	TOTAL	$676,706		$393,797	$393,797	$—	$—	1,070,503

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2022.

(b)

Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the NEOs that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)

Represents the sum of (1) 1.5 times Mr. Wells’ base salary at termination, (2) the pro rata portion of Mr. Wells’ annual bonus based on actual performance for the year ended December 31, 2022, and (3) his annual target bonus for the year ended December 31, 2022, pursuant to Mr. Wells’ employment agreement.

(d)

The value associated with the continued provision of health benefits are based on COBRA premiums for health insurance less the amount Mr. Wells would have paid to continue the same coverage if he remained employed for the 18 months following termination, pursuant to Mr. Wells’ employment agreement.

(e)

Amounts reflect the value of unvested Clear Channel Outdoor equity awards held by the respective NEOs on December 31, 2022, that are subject to accelerated vesting. This value is based upon the closing price of Clear Channel Outdoor’s common stock on December 31, 2022 of $1.05, but it excludes stock options with an exercise price exceeding the closing price of Clear Channel Outdoor’s common stock on December 31, 2022. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(f)

Represents the sum of (1) 1.0 times the NEO’s base salary at termination, and (2) the pro rata portion of the NEO’s annual bonus based on actual performance for the year ended December 31, 2022 pursuant to the NEO’s employment agreement.

Notice and Proxy Statement 2023 59

PAY VERSUS PERFORMANCE
The following table sets forth certain information with respect to Clear Channel Outdoor’s financial performance and the compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our other NEOs for the years ended on December 31, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid to PEO (a)(b)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers (c)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (b)(c)		Value of Initial Fixed $100 Investment Based On:		Net Income (e)	CCOH Plan Adjusted EBITDA (f)
							Total Shareholder Return (d)	Peer Group Total Shareholder Return (d)
2022	$5,962,621	($1,048,564	) (g)	$1,895,137	($1,099,639	) (g)	$37	$93	($94,388,000)	$632,587,236
2021	$6,234,771	$11,854,376	(h)	$2,880,092	$5,492,876	(h)	$116	$107	($433,120,000)	$496,603,373
2020	$4,537,958	$4,047,663	(i)	$1,676,961	$1,528,992	(i)	$58	$95	($600,226,000)	$162,508,046

(a)
The names of the PEO of the Company reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Mr. Wells, and (ii) for fiscal years 2021 and 2020, Mr. Eccleshare.

(b)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The following valuation assumptions used to calculate such fair values did, in some cases, materially differ from those disclosed at the time of grant
:

Performance Award Valuation Assumptions:

Measurement Year	2022	2021	2020
Risk Free Rate (1)	4.37% - 4.64%	0.06% - 0.79%	0.11% - 0.13%
Dividend Yield (2)	0%	0%	0%
Volatility (3)	77.3%	67.5%	62.3%
Correlation (4)	34.3% - 35.2%	33.3% - 34.0%	32.8% - 33.4%
TSR performance to date (5)	-66.2% - 2.3%	34.0% - 222.4%	-32.5% - 60.7%
Stock Price (6)	$1.05	$3.31	$1.65

1.
Risk-free interest rate assumptions are based on U.S. Treasury constant maturities yields as of each measurement date with a term corresponding to the remaining length of the performance period, as reported in the H.15 Federal Reserve Statistical Release.

2.	We do not currently pay dividends.

3.
The volatility assumptions for the Company as of December 31, 2020, December 31, 2021 and December 31, 2022 were determined based on an average of the blended five-year daily historical volatility for a set of peer companies selected by Clear Channel Outdoor. Volatility for each peer group company was calculated by blending Clear Channel Outdoor’s stock price change history since September 1, 2019 with the peer company’s stock price change history prior to September 1, 2019 for the period comprising the five-year lookback period.

4.
Historical correlation coefficients were calculated based on share price changes over a period consistent with the volatility lookback period between each of the constituents in the peer group as of each measurement date.

5.
Since the measurement date occurs after the beginning of the performance period, actual TSR performance between the beginning of the performance period and the measurement date (“Starting TSR”) must be reflected in the valuation for the Company and each of the constituents in the peer group as of each measurement date.

6.	Represents the stock price as of December 31 of each applicable fiscal year.
Stock Option Valuation Assumptions:

Grant & Measurement Date	7/7/16 grant as of 12/31/19	7/7/16 grant as of 7/7/20	6/3/16 grant as of 12/31/19	6/3/16 grant as of 6/3/20	6/3/19 grant as of 12/31/19	6/3/19 grant as of 12/31/20	6/3/19 grant as of 12/31/21	3/3/15 grant (vested) as of 12/31/19	3/3/15 grant (vested) as of 2/3/20	3/3/15 grant (outstanding) as of 12/31/19 & 12/31/20	3/3/15 grant (outstanding) as of 12/31/21	3/3/15 grant (outstanding) as of 12/31/22
Risk Free Rate (1)	1.660%	0.270%	1.657%	0.354%	1.803%	0.557%	1.163%	N/A	1.343%	N/A	0.995%	4.378%
Dividend Yield (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Volatility (3)	32.20%	40.90%	32.20%	39.90%	32.20%	58.90%	63.60%	N/A	32.20%	N/A	63.60%	72.50%
Expected Life (4)	4.13	4.59	4.07	4.57	6.61	6.36	4.33	N/A	3.67	N/A	3.17	2.17
Strike Price (5)	$5.54	$5.54	$5.69	$5.69	$5.11	$5.11	$5.11	N/A	$6.854	N/A	$6.854	$6.854
Measurement Date Stock Price (6)	$2.86	$0.93	$2.86	$0.99	$2.86	$1.65	$3.31	N/A	$2.78	N/A	$3.31	$1.05

60 Notice and Proxy Statement 2023

1.	Risk-free interest rate assumptions are based on U.S. Treasury constant maturities yields as of the grant date with a term corresponding to the option’s expected term.

2.	We do not currently pay dividends.

3.	The volatility assumption was determined as follows:

•	Measurement dates prior to December 31, 2020 : based on an average of the 6.25-year daily historical volatility for a set of peer companies selected by Clear Channel Outdoor.

•	Measurement dates after December 31, 2020 : based on an average of the blended 5.80-year daily historical volatility for a set of peer companies selected by Clear Channel Outdoor.

4.
The expected life assumption is based on the Expected Life assumption used in the grant date valuation that precedes the respective Measurement Date (baseline assumption) with the following adjustments:

•	The time elapsed from the Grant Date to the Measurement Date is subtracted from the baseline assumption.

•
For
in-the-money
options, for each 1% the Stock Price at Measurement Date exceeds the Strike Price, the baseline assumption (adjusted for elapsed time) is decreased by 0.75% of the period of time between the average remaining time until vest and the baseline assumption (adjusted for elapsed time).

•
For underwater options, for each 1% Stock Price at Measurement Date is less than the Strike Price, the baseline assumption (adjusted for elapsed time) is increased by 0.75% of the period of time between the average remaining time until vest and the baseline assumption (adjusted for elapsed time) and remaining time until expiration.

5.	The price at which shares of stock may be purchased by the employee upon exercise of the options.

6.	Closing stock price on the Measurement Date.
We did not report a change in pension benefit values for any of the years reflected in this table, and therefore adjustments to pension benefit values were not included in calculating the ‘compensation actually paid’ amounts reflected in these columns.

(c)
The names of each
non-PEO
NEO reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Messrs. Coleman and Dilger and Ms. Feldman; and (ii) for fiscal years 2021 and 2020, Messrs. Wells, Coleman and Dilger and Ms. Feldman.

(d)
The Company’s TSR and the Company’s peer group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The peer group used to determine the Company’s peer group TSR for each applicable fiscal year is the same peer group that was used for purposes of disclosing our executive compensation benchmarking practices, as described in the section titled “Role of the Executive Compensation Peer Group.”

(e)	Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.

(f)
We have selected CCOH Plan Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. CCOH Plan Adjusted EBITDA is the adjusted EBITDA amount used for executive bonus calculations, which excludes bonus expense. Below is a reconciliation of CCOH Plan Adjusted EBITDA for fiscal years 2020, 2021 and 2022 to net loss.

(in thousands)	2022	2021	2020
Consolidated net loss	$(94,388)	$(433,120)	$(600,226)
Income tax expense (benefit)	$(71,832)	$(34,528)	$(58,006)
Other expense (income), net	$35,079	$(1,762)	$170
Loss on extinguishment of debt	$—	$102,757	$5,389
Interest expense, net	$362,680	$350,457	$360,259
Other operating expense (income), net	$2,386	$(627)	$(53,614)
Impairment charges	$39,546	$118,950	$150,400
Depreciation & amortization	$253,809	$253,155	$269,421
Share-based compensation	$21,148	$19,398	$13,235
Restructuring and other costs	$16,244	$47,840	$32,942
Adjusted EBITDA	$564,672	$422,520	$119,970
Bonus Expense	$53,035	$65,605	$16,281
FX Impact / Other	$14,881	$8,478	$(358)
Divested Businesses (add back loss)	—	—	$26,615
CCOH Plan Adjusted EBITDA	$632,587	$496,603	$162,508

Notice and Proxy Statement 2023 61

(g)
For fiscal year 2022, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation
S-K:

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2022 Summary Compensation Table	$5,962,621	$1,895,137
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2022 Summary Compensation Table	($3,350,658)	($750,455)
Plus, Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	$997,556	$218,237
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	($4,762,215)	($2,552,496)
Plus, Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2022 (From Prior Year-End to Vesting Date)	$104,132	$89,938
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	—	—
Total Adjustments	($7,011,185)	($2,994,776)
Compensation Actually Paid for Fiscal Year 2022	($1,048,564)	($1,099,639)

(h)
For fiscal year 2021, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2021, computed in accordance with Item 402(v) of Regulation
S-K:

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2021 Summary Compensation Table	$6,234,771	$2,880,092
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2021 Summary Compensation Table	($1,947,577)	($1,192,283)
Plus, Year-End Fair Value of Awards Granted in 2021 that are Outstanding and Unvested	$2,899,377	$1,774,963
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$3,745,426	$1,934,018
Plus, Vesting Date Fair Value of Awards Granted in 2021 that Vested in 2021	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2021 (From Prior Year-End to Vesting Date)	$922,379	$96,086
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2021	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2021 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2021)	—	—
Total Adjustments	$5,619,605	$2,612,784
Compensation Actually Paid for Fiscal Year 2021	$11,854,376	$5,492,876

62 Notice and Proxy Statement 2023

(i)
For fiscal year 2020, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2020, computed in accordance with Item 402(v) of Regulation
S-K:

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2020 Summary Compensation Table	$4,537,958	$1,676,961
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2020 Summary Compensation Table	($1,449,030)	($748,665)
Plus, Year-End Fair Value of Awards Granted in 2020 that are Outstanding and Unvested	$2,701,456	$1,395,640
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	($1,343,351)	($603,806)
Plus, Vesting Date Fair Value of Awards Granted in 2020 that Vested in 2020	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2020 (From Prior Year-End to Vesting Date)	($399,370)	($191,138)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2020	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2020 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2020)	—	—
Total Adjustments	($490,295)	($147,969)
Compensation Actually Paid for Fiscal Year 2020	$4,047,663	$1,528,992
Comparative Disclosure
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with the Company’s TSR over the three years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO
NEOs is comprised of equity awards. As described in more detail in the section titled “Supporting Our
Pay-for-Performance
Philosophy”, approximately 54% and 44% (averaged) of the value of total compensation awarded to the PEO and non-PEO
NEOs, respectively, is comprised of equity awards.

Notice and Proxy Statement 2023 63

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with the Company’s net income (loss) between 2020 and 2021. Although our net loss decreased during 2022, the ‘compensation actually paid’ to our PEO and non-PEO
NEOs decreased because a significant portion of their ‘compensation actually paid’ is comprised of equity awards, which decreased in value during 2022.

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with CCOH Plan Adjusted EBITDA used for bonus purposes between 2020 and 2021. Although our CCOH Plan Adjusted EBITDA increased during 2022, the ‘compensation actually paid’ to our PEO and non-PEO
NEOs decreased because a significant portion of their ‘compensation actually paid’ is comprised of equity awards, which decreased in value during 2022.

64 Notice and Proxy Statement 2023

Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. The performance measures included in this table are not ranked by relative importance.

Tabular List
Overall CCOH Plan Adjusted EBITDA
Segment CCOA Plan Adjusted EBITDA
Company TSR Relative to S&P 600
Company Stock Price

Notice and Proxy Statement 2023 65

PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Scott R. Wells, our President and Chief Executive Officer. The rules adopted by the SEC require a registrant to identify its median employee only once every three years if there has been no change to the registrant’s employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. Mr. Wells became the CEO in 2022 and has been provided new compensation arrangements in connection with this appointment. As such, we selected a new median employee for 2022 from a group of employees as of December 31, 2022 whose compensation was approximately equal to the median employee. For 2022, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $51,937; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $5,962,621.

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 115 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

1.	We identified the median employee as of December 31, 2022.

2.	We determined that, as of December 31, 2012, our employee population consisted of approximately 4,748 individuals working at Clear Channel Outdoor and its consolidated subsidiaries.

3.	Of our employee population as of December 31, 2022, 1,570 were U.S. employees and 3,178 were non-U.S. employees.

4.

For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the 12-month period ended December 31, 2022.

5.

We gathered our total cash compensation information for the 12-month period ended December 31, 2022 from payroll records of each of our business units and applied this compensation measure consistently to all our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee. Amounts in foreign currency were converted from local currency to U.S. dollars using the average daily exchange rate of each country’s respective currency to U.S. dollars for the 12 months ended December 31, 2022.

6.

Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $51,937. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

66 Notice and Proxy Statement 2023

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether Clear Channel Outdoor’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning Clear Channel Outdoor’s compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks to Clear Channel Outdoor.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on Clear Channel Outdoor.

DIRECTOR COMPENSATION

The individuals who served as members of our Board during 2022 are set forth in the table below. Only our independent directors are compensated for serving as directors of Clear Channel Outdoor.

On April 30, 2019, our board of directors approved a director compensation program for independent directors providing for an annual retainer of $75,000 in cash and $150,000 in equity. The equity is in the form of RSUs and is granted annually (beginning in 2020), with vesting prior to the subsequent year’s annual meeting of stockholders. Directors have the option to choose to receive up to 100% of their retainer in RSUs.

Non-independent directors do not receive additional fees for meeting attendance. The Chair of our board of directors (as long as the Chair is not an employee) receives an annual fee of $50,000, the Chair of the Audit Committee receives an annual fee of $25,000, the Chair of the Compensation Committee receives an annual fee of $20,000, and on October 21, 2021, our board of directors approved an increase to the annual fee payable to the Chair of the Nominating and Corporate Governance Committee, resulting in a total annual fee of $15,000. Members of the Audit Committee (other than the Chair) receive an annual fee of $15,000, members of the Compensation Committee (other than the Chair) receive an annual fee of $10,000, and members of the Nominating and Corporate Governance Committee (other than the Chair) receive an annual fee of $7,500.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards(a) ($)	Option Awards (a)($)	All Other Compensation ($)		Total ($)
John Dionne	$97,500		$149,997	—	—		$247,497
C. William Eccleshare	$1,371,271	(b)	—		235,996	(c)	$1,607,267
Lisa Hammitt	$92,500		$149,997	—	—		$242,497
Andrew Hobson	$100,000		$149,997	—	—		$249,997
Thomas King	—		$244,995	—	—		$244,995
Joe Marchese	—		$242,497	—	—		$242,497
W. Benjamin Moreland	—		$274,997	—	—		$274,997
Mary Teresa Rainey(d)	$105,491		$149,997	—	—		$255,488
Jinhy Yoon	—		—	—	—		—

(a)

Amounts in the Stock Awards and Option Awards columns reflect the full grant date fair value of stock and options awarded under our 2012 Amended and Restated Stock Incentive Plan during 2022, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

Notice and Proxy Statement 2023 67

Each of Messrs. Dionne, Hobson, King, Marchese and Moreland were granted 44,247 time-based RSUs on February 10, 2022. These awards vested in full on January 1, 2023.

In addition, Messrs. King, Marchese and Moreland elected to receive their annual retainer and committee fees in the form of time-based RSUs. Mr. King received 28,023 RSUs, Mr. Marchese received 27,286 RSUs and Mr. Moreland received 36,873 RSUs. Each award vested one-fourth on each of April 1, 2022, July 1, 2022, October 1, 2022 and January 1, 2023.

For the restricted stock unit awards, the grant date fair value is based on the closing price of our common stock on the date of grant.

For further discussion of the assumptions made in valuation, see also Note 13-Stockholders’ Deficit beginning on page 92 of our 2022 Annual Report on Form 10-K.

(b)

The cash fees paid to Mr. Eccleshare reflect (1) a base salary of $625,000, and (2) a cash payment of $808,433 related to 2022 performance as an annual incentive plan award under the 2015 Executive Incentive Plan pursuant to pre-established performance goals. Certain amounts shown have been converted to GBP based on Mr. Eccleshare’s contractual exchange rate of $1=£0.7765 and then converted back to USD based on the average 2022 exchange rate of $1=£0.8117.

(c)

The amount shown reflects: (1) payments in lieu of pension contributions of $89,684, (2) personal tax services paid by us of $49,780, (3) tax gross-ups on tax services of $40,729, (4) legal expenses related to his release agreement of $1,163, (5) the cost of private medical insurance of $23,192, (6) the cost of premiums for a supplemental life insurance benefit of $9,272, and (7) an automobile allowance of $22,176.

(d)

The cash fees paid to Ms. Rainey were converted to GBP based on the exchange rate at the time of payment. Amounts shown here have been converted back to USD based on the average 2022 exchange rate of $1=£0.8117.

68 Notice and Proxy Statement 2023

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2022 relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-Average exercise price of outstanding options, warrants and rights(1)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Plan Category	(A)		(B)	(C)
Equity Compensation Plans approved by security holders(2)	27,933,495	(3)	$5.56	27,095,736
Equity Compensation Plans not approved by security holders	—		—	—
Total	$27,933,495		$5.56	27,095,736

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.

(2)	Represents the 2012 Second Amended and Restated Stock Incentive Plan.

(3)

This number includes shares subject to outstanding awards granted, of which 3,438,943 shares are subject to outstanding options, 13,149,312 shares are subject to outstanding time-based RSUs and 11,345,240 shares are subject to outstanding PSUs, assuming a maximum level of performance is achieved. 73,222 shares subject to outstanding restricted stock awards have been excluded.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During 2022, Messrs. King and Marchese and Ms. Hammitt served as the members of our Compensation Committee. There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2022 and as of the date of this Proxy Statement. During 2022, no member of our Compensation Committee simultaneously served as an executive officer of Clear Channel Outdoor. No member of our Compensation Committee had a relationship with us that requires disclosure under Item 404 of Regulation S-K.

Notice and Proxy Statement 2023 69

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICY ON REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have adopted formal written policies and procedures for the review and approval of certain related party transactions involving us and one of our executive officers, directors or nominees for director, or owners of more than 5% of any class of our voting securities, and which may be required to be reported under the SEC’s disclosure rules. Such transactions must be pre-approved by the Audit Committee of our Board (other than the directors involved, if any) or by a majority of disinterested directors. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to convene the Audit Committee to approve a particular transaction, then the Board has delegated authority to the Chair of the Audit Committee to pre-approve such transactions. The Chair of the Audit Committee reports to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting. The primary considerations with respect to the approval of related party transactions are the overall fairness of the terms of the transaction to us and that they are not inconsistent with our and our stockholder interests.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Cochrane, our Chief Executive Officer of Clear Channel UK & Europe, who was appointed as an “executive officer” as defined in Rule 3b-7 and an “officer” for purposes of Section 16 of the Exchange Act, effective January 1, 2023, entered into a loan agreement with the Company in July of 2022 for principal of £1,000,000 with no annual interest rate. The purpose of the loan was to allow Mr. Cochrane to pay certain taxes owed to the Irish tax authorities that were erroneously withheld by the Company from Mr. Cochrane’s salary and paid to the United Kingdom tax authorities. Mr. Cochrane repaid the loan in full to the Company in December 2022 prior to his appointment as an executive officer of the Company.

70 Notice and Proxy Statement 2023

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns the Audit Committee’s activities regarding oversight of Clear Channel Outdoor’s financial reporting and auditing process, and it does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Clear Channel Outdoor specifically incorporates this Report by reference therein.

The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Board. The charter reflects standards set forth in SEC regulations and NYSE rules. In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The full text of the Audit Committee’s charter can be found on Clear Channel Outdoor’s website at www.investor.clearchannel.com.

As set forth in more detail in its charter, the Audit Committee assists the Board in its general oversight of Clear Channel Outdoor’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of Clear Channel Outdoor’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the independent registered public accounting firm that serves as Clear Channel Outdoor’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of Clear Channel Outdoor’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace Clear Channel Outdoor’s independent auditor. The Audit Committee also reviews the risk management and compliance processes and internal controls over financial reporting and the results of the internal and external audit work with regard to the adequacy and appropriateness of Clear Channel Outdoor’s financial, accounting and internal controls. Management and independent auditor presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions among management and the independent auditor. In addition, the Audit Committee generally oversees Clear Channel Outdoor’s internal compliance programs.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of Clear Channel Outdoor’s financial statements, the Audit Committee met with both management and Clear Channel Outdoor’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

With respect to Clear Channel Outdoor’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence and received from the independent auditors

Notice and Proxy Statement 2023 71

their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that Clear Channel Outdoor’s audited financial statements be included in Clear Channel Outdoor’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Andrew Hobson, Chair
John Dionne
Mary Teresa Rainey

72 Notice and Proxy Statement 2023

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by Clear Channel Outdoor with respect to the years ended December 31, 2022 and 2021:

	Years Ended December 31,
(In thousands)	2022	2021
Audit Fees(a)	$4,881	$5,826
Audit-Related Fees(b)	99	202
Tax Fees(c)	2,955	2,154
All Other Fees(d)	14	8
Total Fees for Services	$7,949	$8,190

(a)

Audit Fees include professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits required internationally, services associated with documents filed with the SEC and in connection with securities offerings and private placements, work performed by tax professionals in connection with the audit or quarterly reviews and accounting consultation and research work necessary to comply with financial reporting and accounting standards.

(b)

Audit-Related Fees include assurance and related services not reported under annual Audit Fees that reasonably relate to the performance of the audit or review of our financial statements and are not reported under Audit Fees, including attest and agreed-upon procedures services not required by statute or regulations, information systems reviews, due diligence related to mergers and acquisitions and employee benefit plan audits required internationally.

(c)

Tax Fees include professional services rendered for tax compliance and tax planning advice provided domestically and internationally, except those provided in connection with the audit or quarterly reviews.

(d)	All Other Fees include fees for products and services other than those in the above three categories. This category includes permitted corporate finance services and certain advisory services.

Clear Channel Outdoor’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to Clear Channel Outdoor is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Clear Channel Outdoor by its independent auditor. The Chair of the Audit Committee may represent the entire committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

Notice and Proxy Statement 2023 73

PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement. As described above in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that compensation of our named executive officers should be directly and materially linked to operating performance. The fundamental objective of our compensation program is to attract, retain and motivate top quality executives through compensation and incentives that are competitive with the various labor markets and industries in which we compete for talent and that align the interests of our executives with the interests of our stockholders.

Overall, we have designed our compensation program to:

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing in this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.

This resolution, commonly referred to as a “say-on-pay” resolution, is advisory, which means that the vote is not binding on Clear Channel Outdoor, our Board or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather is related to the overall compensation of our named executive officers, as described in this Proxy Statement pursuant to the rules of the SEC. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation above. Properly submitted proxies will be so voted unless stockholders specify otherwise.

74 Notice and Proxy Statement 2023

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected above in Proposal 2 should occur every year, every two years or every three years. Stockholders also may abstain from voting. This non-binding advisory vote is commonly referred to as “say-on-pay frequency” vote. Stockholders last voted on the advisory vote on executive compensation at our annual meeting of stockholders held in 2017. At such meeting, our stockholders recommended, and the Board determined, that the stockholder vote on the compensation of our named executive officers would occur every three years. In 2021, however, our Board determined to change the frequency of the “say-on-pay” votes to occur every year, in order to allow us to obtain stockholder input on our executive compensation program on a more regular basis.

After careful consideration and receiving feedback from stockholders during our ongoing outreach efforts, the Board considers that future advisory votes on executive compensation should continue to occur every year (annually). We believe that an annual advisory vote furthers our objective of engaging in regular and timely communication with our stockholders regarding our executive compensation policies.

The vote is advisory, which means that the vote is not binding on Clear Channel Outdoor, our Board or our Compensation Committee. The Board will consider the frequency that receives the highest number of votes to be the frequency selected by our stockholders, regardless of whether that frequency receives a majority of the votes cast. However, because this vote is advisory and not binding in any way, the Board may decide that it is in the best interests of the stockholders and Clear Channel Outdoor to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose from among four options (holding the vote every one, two or three years, or abstaining from voting), and therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

The Board recommends that you vote for the option of “ONE YEAR” as the preferred frequency for advisory votes on executive compensation. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Notice and Proxy Statement 2023 75

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Clear Channel Outdoor for the year ending December 31, 2023.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or any other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but ultimately may determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as the independent registered public accounting firm without stockholder approval whenever the Audit Committee deems termination necessary or appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Properly submitted proxies will be so voted unless stockholders specify otherwise.

76 Notice and Proxy Statement 2023

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of stockholders in 2024 may do so by following the procedures prescribed in SEC Rule 14a-8. In general ,to be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary of Clear Channel Outdoor no later than November 23, 2023 and must otherwise comply with the SEC’s rules. Proposals should be sent to: Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

If you intend to present a proposal at the annual meeting of stockholders in 2024 (other than pursuant to Rule 14a-8), or if you want to nominate one or more directors at the annual meeting of stockholders in 2024, you must comply with the advance notice provisions of Clear Channel Outdoor’s By-laws, which require, among other things, that you give timely notice in writing to the Corporate Secretary at the address set forth above. Our Corporate Secretary must receive the notice no earlier than the close of business on January 4, 2024 and no later than the close of business on February 3, 2024. However, if the date of our 2024 Annual Meeting is more than 30 days before or after the first anniversary of the date of the Annual Meeting, then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2024 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of 2024 Annual Meeting is first made by us. You may contact our Corporate Secretary at the address set forth above for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the requirements of the By-laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 4, 2024.

OTHER MATTERS

Neither Clear Channel Outdoor’s management nor the Board knows of any other business to be brought before the Annual Meeting other than the matters described above. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

GENERAL

The cost of soliciting proxies will be borne by Clear Channel Outdoor. Following the original mailing of the proxy soliciting material, for a fee of approximately $18,500, plus certain costs and expenses, Innisfree M&A Incorporated may assist Clear Channel Outdoor in soliciting proxies. In addition, regular employees of Clear Channel Outdoor may solicit proxies by mail, telephone, facsimile, e-mail and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties. Clear Channel Outdoor expects to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Clear Channel Outdoor and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address,

Notice and Proxy Statement 2023 77

householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Clear Channel Outdoor Holdings, Inc., Investor Relations, 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 or by calling (210) 832-3700. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement to a beneficial owner at a shared address to which a single copy of the Proxy Statement was delivered.

An electronic copy of Clear Channel Outdoor’s Annual Report on Form 10-K filed with the SEC on February 28, 2023 is available free of charge at Clear Channel Outdoor’s website at www.investor.clearchannel.com. A paper copy of the Form 10-K is also available without charge to stockholders upon written request to: Investor Relations, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

78 Notice and Proxy Statement 2023

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/cco or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cco

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 4 and EVERY ONE YEAR for Proposal 3.

1. Election of the following director nominees: John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey, Scott R. Wells, and Jinhy Yoon
01 - John Dionne 04 - Thomas C. King 07 - Mary Teresa Rainey			02 - Lisa Hammitt 05 - Joe Marchese 08 - Scott R. Wells		03 - Andrew Hobson 06 - W. Benjamin Moreland 09 - Jinhy Yoon
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain	3.	Approval of the advisory (non-binding) vote on the	1 Year	2 Years	3 Years	Abstain
2.	Approval of the advisory (non-binding) resolution on executive compensation	☐	☐	☐		frequency of future say-on-pay votes	☐	☐	☐	☐

		For	Against	Abstain
4.	Ratification of Ernst & Young LLP as the independent accounting firm for the year ending December 31, 2023	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 P C F

03RSZB

The 2023 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc.

will be held on Wednesday May 3, 2023, 9:00 A.M. Eastern Time, virtually via the Internet at meetnow.global/MTUQGHX.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 3, 2023.

The Proxy Statement and the Annual Report are available at: www.envisionreports.com/cco

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cco

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2023 Meeting of Stockholders – May 3, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott R. Wells, Brian D. Coleman and Lynn A. Feldman, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Clear Channel Outdoor Holdings, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held virtually at 9:00 A.M. Eastern Time on May 3, 2023, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL THE NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 4 AND “EVERY ONE YEAR” FOR PROPOSAL 3.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.